Exhibit 10.1
EXECUTION VERSION

U.S. $750,000,000
CREDIT AGREEMENT
dated as of April 28, 2026,
by and among
FIRSTENERGY CORP.,
as Borrower,
THE BANKS NAMED HEREIN,
as Banks,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

JPMORGAN CHASE BANK, N.A.
PNC CAPITAL MARKETS LLC,
as Joint Lead Arrangers and Joint Bookrunners

PNC CAPITAL MARKETS LLC, as Syndication Agent	BARCLAYS BANK PLC, BANK OF AMERICA, N.A., KEYBANK NATIONAL ASSOCIATION, U.S. BANK NATIONAL ASSOCIATION, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents

-i-

(continued)

-ii-

(continued)

Section 8.16.... Acknowledgment and Consent to Bail-In of Affected
Financial Institutions......................................................................... 86
Section 8.17.... Treatment of Certain Information; Confidentiality......................... 86

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SCHEDULES AND EXHIBITS
Schedule I    -    List of Commitments and Lending Offices

Exhibit A    -    Form of Assignment and Assumption
Exhibit B    -    Form of Note
Exhibit C    -    [Reserved]
Exhibit D    -    [Reserved]
Exhibit E-1    -    Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E-2    -    Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E-3    -    Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E-4    -    Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

CREDIT AGREEMENT
CREDIT AGREEMENT, dated as of April 28, 2026, by and among FIRSTENERGY CORP., an Ohio corporation (“FE” or the “Borrower”), the banks and other financial institutions (the “Banks”) party hereto from time to time, and JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).
PRELIMINARY STATEMENTS
(1)    The Borrower has requested that the Lenders establish a 364-day unsecured term loan facility in the amount of $750,000,000 in favor of the Borrower, all of which may be used for general corporate purposes.
(2)    Subject to the terms and conditions of this Agreement, the Lenders severally, to the extent of their respective Commitments (as defined herein), are willing to establish the requested term loan facility in favor of the Borrower.
NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.01.Certain Defined Terms.
As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Additional Lender” has the meaning set forth in Section 2.19(d).
“Administrative Agent” has the meaning set forth in the preamble hereto.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“AESC” means Allegheny Energy Supply Company, LLC, a Delaware limited liability company, and any successor thereto.
“Affected Financial Institution” means (i) any EEA Financial Institution or (ii) any UK Financial Institution.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.
“Agreement” means this Credit Agreement, as amended, restated, amended and restated, modified and supplemented from time to time in accordance with its terms.

“Alternate Base Rate” means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of (i) the prime rate as most recently published by The Wall Street Journal from time to time, (ii) the sum of 1/2 of 1% per annum plus the Federal Funds Rate in effect from time to time and (iii) the Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the prime rate, the Federal Funds Rate or the Term SOFR Rate shall be effective from and including the effective date of such change in the prime rate, the Federal Funds Rate or the Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.23 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.23(b)) or Section 2.14 (only if necessary to avoid illegality), then the Alternate Base Rate shall be the greater of clauses (i) and (ii) above and shall be determined without reference to clause (iii) above.
“Alternate Base Rate Loan” means a Loan that bears interest as provided in Section 2.08(a).
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Covered Entities or their respective activities from time to time concerning or relating to terrorism, money-laundering, bribery or corruption, including, without limitation, (i) the United States Foreign Corrupt Practices Act of 1977, as amended from time to time, and the applicable regulations thereunder, and (ii) the United Kingdom’s Anti-Bribery Act 2010, as amended from time to time.
“Applicable Law” means all applicable laws, statutes, treaties, rules, codes, ordinances, regulations, permits, certificates, orders, interpretations, licenses and permits of any Governmental Authority and judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other judicial or quasi-judicial tribunal of competent jurisdiction (including those pertaining to health, safety or the environment or otherwise).
“Applicable Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Lending Office” opposite its name on Schedule I hereto or in the Assignment and Assumption pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Administrative Agent.
“Applicable Margin” means, (i) for any Alternate Base Rate Loan, 0.00% per annum and (ii) for any Term Benchmark Loan (or, if applicable, RFR Loan), 0.80% per annum.
“Approved Borrower Portal” has the meaning assigned to it in Section 8.03(a).
“Approved Electronic Platform” has the meaning assigned to it in Section 7.03(a).

“Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 8.08(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit A hereto or any other form approved by the Administrative Agent (so long as such other form is not disadvantageous to the Borrower in any respect).
“ATSI” means American Transmission Systems, Incorporated, an Ohio corporation.
“Attributable Securitization Obligations” has the meaning set forth in the definition of “Permitted Securitization”.
“Authorized Officer” means, with respect to any notice, certificate or other communication to be delivered by the Borrower hereunder, the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of the Borrower, which officer shall have all necessary corporate or limited liability company authorization to deliver such notice, certificate or other communication.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.23.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended from time to time, and any Federal law with respect to bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors’ rights generally.
“Bankruptcy Event” means, with respect to any Person, such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that the acquisition of an ownership interest in such Person by a Governmental Authority or instrumentality thereof shall not, itself, alone constitute a Bankruptcy Event, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Banks” has the meaning set forth in the preamble hereto.
“Benchmark” means, initially, with respect to any (i) RFR Loan, Daily Simple SOFR or (ii) Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to Daily Simple SOFR or Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.23.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1) the Daily Simple SOFR; and
(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark

Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2) in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.23 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.23.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230, as amended, or any successor thereto.
“Borrower” has the meaning set forth in the preamble hereto.
“Borrower Communications” means, collectively, any Notice of Borrowing, notice of prepayment, or other notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Borrower to the Administrative Agent through an Approved Borrower Portal.
“Borrower Extension Notice Date” has the meaning set forth in Section 2.19(a).
“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type made by each of the Lenders pursuant to Section 2.02 or Converted pursuant to Section 2.11 or 2.23(a).
“Business Day” means any day (other than a Saturday or a Sunday) on which banks are open for business in New York City and Akron, Ohio; provided that, in addition to the foregoing, a Business Day shall be (a) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan and (b) in relation to Term Benchmark Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such Term Benchmark Loans or any other dealings of such Term Benchmark Loans, any such day that is only a U.S. Government Securities Business Day.
“CEI” means The Cleveland Electric Illuminating Company, an Ohio corporation.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, however, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines and directives promulgated thereunder, and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to have been introduced or adopted after the date of this Agreement, regardless of the date enacted or adopted.
“Change of Control” has the meaning set forth in Section 6.01(i).
“Closing Date” means the first date on which all of the conditions precedent in Section 3.01 are satisfied, which date shall be April 28, 2026.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Co-Documentation Agent” means each of Barclays Bank PLC, Bank of America, N.A., KeyBank National Association, U.S. Bank National Association and Wells Fargo Bank, National Association in its capacity as co-documentation agent for the credit facility evidenced by this Agreement.
“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the applicable regulations thereunder.
“Commitment” means, as to any Lender, the amount set forth opposite such Lender’s name on Schedule I hereto or, if such Lender has entered into any Assignment and Assumption, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.08(c).
“Commodity Trading Obligations” means the obligations of any Person under any commodity swap agreement, commodity future agreement, commodity option agreement, commodity cap agreement, commodity floor agreement, commodity collar agreement, commodity hedge agreement, commodity forward contract or derivative transaction and any put, call or other agreement, arrangement or transaction, including natural gas, power, emissions forward contracts, renewable energy credits, or any combination of any such arrangements, agreements and/or transactions, employed in the ordinary course of such Person’s business, including such Person’s energy marketing, trading and asset optimization business. The term “commodity” shall include electric energy and/or capacity, transmission rights, coal, petroleum, natural gas, fuel transportation rights, emissions allowances, weather derivatives and related products and by-products and ancillary services.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to Section 7.03, including through an Approved Electronic Platform.
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus, to the extent deducted in computing such Consolidated Net Income, (a) the sum of (i) all Federal, state, local and foreign Taxes (whether paid or deferred) of the Borrower and its Consolidated Subsidiaries during such period, (ii) Consolidated Interest Expense during such period, and (iii) depreciation, depletion, amortization of intangibles and other non-cash charges or non-cash losses of the Borrower and its Consolidated Subsidiaries during such period (including, without limitation, any non-cash loss attributable to the mark-to-market movement in the valuation of pension obligations (to the extent the cash impact resulting from such loss has not been realized)), and minus, to the extent added in computing such Consolidated Net Income, (b) the sum of (i) any interest income of the Borrower and its Consolidated Subsidiaries during such period and (ii) any non-cash income or non-cash gains of the Borrower and its Consolidated Subsidiaries during such period (including, without limitation, any non-cash gain attributable to the mark-to-market movement in the valuation of pension obligations (to the extent the cash impact resulting from such gain has not been realized)), all as determined on a consolidated basis in accordance with GAAP.
“Consolidated Interest Coverage Ratio” means, for each period of four consecutive fiscal quarters of the Borrower, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.
“Consolidated Interest Expense” means, for any period, the gross interest expense of the Borrower and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) the amortization of debt discounts, (b) the amortization of all fees (including fees with respect to Hedging Obligations) payable in connection with the incurrence of Indebtedness or other obligations to the extent included in interest expense in accordance with GAAP and (c) the portion of any payments or accruals with respect to capital lease obligations of the Borrower and its Consolidated Subsidiaries that are allocable to interest expense in accordance with GAAP. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by the Borrower or any of its Consolidated Subsidiaries with respect to Hedging Obligations.
“Consolidated Net Income” means, for any period, the net income or loss of the Borrower and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that the following shall be excluded: (a) the income of any Person in which any other Person (other than the Borrower or any of its wholly-owned Subsidiaries or any director holding qualifying shares in accordance with Applicable Law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its wholly-owned Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or the date such Person’s assets are acquired by the Borrower or any of its Subsidiaries, (c) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not at the time permitted by operation of the terms of its Organizational Documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary and (d) any after-tax gains or losses attributable to sales of assets out of the ordinary course of business, and any other gains or losses, which are infrequent or unusual in nature, reflected in the net income (or loss) of the Borrower and its Consolidated Subsidiaries for such period.
“Consolidated Subsidiary” means, as to any Person, any Subsidiary of such Person the accounts of which are or are required to be consolidated with the accounts of such Person in accordance with GAAP.
“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with the Borrower, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Convert”, “Conversion” and “Converted” each refers to a conversion of Loans of one Type into Loans of another Type or the selection of a new, or the renewal of the same, Interest Period for Term Benchmark Loans pursuant to Section 2.11 or 2.23(a).
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” means, (i) the Borrower and each of its Subsidiaries and (ii) each Person that, directly or indirectly, is in control of a Person described in clause (i) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.
“Credit Parties” has the meaning set forth in Section 8.15.
“Criminal Information” means the Criminal Information in United States v. FirstEnergy Corporation, filed in the United States District Court for the Southern District of Ohio on July 22, 2021.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is two (2) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower; provided that if Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Defaulting Lender” means any Lender that (i) has failed, within two Business Days of the date required to be funded or paid, to (A) fund any portion of its Loans, or (B) pay over to the Administrative Agent any other amount required to be paid by it hereunder, unless, in the case of clause (A) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (ii) has notified the Borrower or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (iii) has failed, within three Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans, if any; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (iii) upon the Administrative Agent’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (iv) has become the subject of a Bankruptcy Event or (v) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action.
“Disclosure Documents” means, the Borrower’s Annual Report on Form 10-K for the year ended December 31, 2025, and Current Reports on Form 8-K filed in 2026 and prior to the Closing Date, copies of which have been furnished to each Lender.
“Dollars” and “$” each means lawful currency of the United States of America.
“DPA” means the Deferred Prosecution Agreement, dated as of July 21, 2021, between the United States Attorney’s Office for the Southern District of Ohio and FE.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority, any Governmental Authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 8.08(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 8.08(b)(iii)).
“Environmental Laws” means any federal, state or local laws, ordinances or codes, rules, orders, or regulations relating to pollution or protection of the environment, including, without limitation, laws relating to hazardous substances, laws relating to reclamation of land and waterways and laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollution, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the regulations promulgated and rulings issued thereunder, each as amended, modified and in effect from time to time.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.
“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.
“Eurodollar Rate Reserve Percentage” of any Lender for the Interest Period for any Term Benchmark Loan means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.
“Event of Default” has the meaning set forth in Section 6.01.
“Exchange Act” means the Securities Exchange Act of 1934, and the regulations promulgated thereunder, in each case as amended and in effect from time to time.
“Excluded Taxes” means, with respect to any Recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (i) income, franchise or branch profits Taxes (A) imposed on (or measured by) the Recipient’s net income by the United States, or by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located or (B) that are Other Connection Taxes, (ii) any U.S. federal withholding Taxes that are imposed on amounts payable to a Lender at the time such Lender becomes a Lender under this Agreement (other than pursuant to an assignment request by the Borrower under Section 2.22(b)) or designates a new lending office, except in each case to the extent that amounts with respect to such Taxes were payable either (A) to such Lender’s assignor immediately before such Lender became a Lender under this Agreement, or (B) to such Lender immediately before it designated a new lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 2.16(g), and (iv) withholding Taxes imposed under FATCA.
“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“FE” has the meaning set forth in the preamble hereto.

“FE PA” means FirstEnergy Pennsylvania Electric Company, a Pennsylvania corporation.
“FET” means FirstEnergy Transmission, LLC, a Delaware limited liability company.
“Federal Funds Rate” means, for any period, the greater of (a) 0.00% and (b) a fluctuating interest rate per annum (rounded upward, if necessary, to the nearest whole multiple of 1/100 of 1% per annum) equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the NYFRB, or, if such rate is not so published for any day that is a Business Day, the average rate (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) charged to JPMorgan on such day on such transactions as determined by the Administrative Agent.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Fee Letter” means the fee letter, dated April 28, 2026, by and among the Borrower and JPMorgan.
“FERC” means the Federal Energy Regulatory Commission or successor organization.
“First Mortgage Indenture” means a first mortgage indenture pursuant to which the Borrower or any Subsidiary of the Borrower may issue bonds, notes or similar instruments secured by a lien on all or substantially all of the Borrower’s or such Subsidiary’s fixed assets, as the case may be.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate or the Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of Term SOFR Rate or the Daily Simple SOFR shall be zero.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles in the United States in effect from time to time.
“Governmental Action” means all authorizations, consents, approvals, waivers, exceptions, variances, orders, licenses, exemptions, publications, filings, notices to and declarations of or with any Governmental Authority (other than requirements the failure to comply with which will not affect the validity or enforceability of any Loan Document or have a material adverse effect on the transactions contemplated by any Loan Document or any material rights, power or remedy of any Person thereunder or any other action in respect of any Governmental Authority).
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Granting Lender” has the meaning set forth in Section 8.08(g).
“Hedging Obligations” mean, with respect to any Person, the obligations of such Person under any interest rate or currency swap agreement, interest rate or currency future agreement, interest rate collar agreement, interest rate or currency hedge agreement, and any put, call or other agreement or arrangement designed to protect such Person against fluctuations in interest rates or currency exchange rates.
“Hostile Acquisition” means any Target Acquisition (as defined below) involving a tender offer or proxy contest that has not been recommended or approved by the board of directors (or similar governing body) of the Person that is the subject of such Target Acquisition. As used in this definition, the term “Target Acquisition” means any transaction, or any series of related transactions, by which any Person directly or indirectly (i) acquires all or substantially all of the assets or ongoing business of any other Person, whether through purchase of assets, merger or otherwise, (ii) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securities of any such Person that have ordinary voting power for the election of directors or (iii) otherwise acquires control of more than a 50% ownership interest in any such Person.
“Indebtedness” means, with respect to any Person, at any date, without duplication, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind, or for the deferred purchase price of property or services other than trade accounts payable, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations under leases that shall have been or should be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable as lessee, (v) withdrawal liability incurred under ERISA by such Person or any of its affiliates to any Multiemployer Plan, (vi) reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers acceptances, surety or other bonds and similar instruments, (vii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person and (viii) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to above.
“Indemnified Person” has the meaning set forth in Section 8.05(c).
“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.
“Information” has the meaning set forth in Section 8.17.
“Initial Maturity Date” has the meaning set forth in the definition of “Maturity Date”.
“Interest Period” means, for each Term Benchmark Loan made to the Borrower as part of the same Borrowing, the period commencing on the date of such Term Benchmark Loan or the date of the Conversion of any Loan into such Term Benchmark Loan and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter in the case of Loans, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be, in the case of any Term Benchmark Loan, one, three or six months (in each case, subject to the availability for the Benchmark applicable to the relevant Loan), in each case, as the Borrower may select by notice to the Administrative Agent pursuant to Section 2.02(a) or Section 2.11(a); provided, however, that:
(i)    the Borrower may not select any Interest Period that ends after the latest Maturity Date;
(ii)    Interest Periods commencing on the same date for Loans made as part of the same Borrowing shall be of the same duration;
(iii)    [reserved];
(iv)    whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;
(v)    any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period; and
(vi)    no tenor that has been removed from this definition pursuant to Section 2.23(e) shall be available for specification in such Notice of Borrowing or notice of Conversion.
“IRS” means the United States Internal Revenue Service.

“JCP&L” means Jersey Central Power & Light Company, a New Jersey corporation.
“JPMorgan” has the meaning set forth in the preamble hereto.
“Junior Subordinated Deferred Interest Debt Obligations” means subordinated deferrable interest debt obligations of the Borrower or any of its Subsidiaries (i) for which the maturity date is subsequent to the latest Maturity Date and (ii) that are fully subordinated in right of payment to the Indebtedness hereunder.
“KATCo” means Keystone Appalachian Transmission Co., a Virginia corporation.
“Lender Extension Notice Date” has the meaning set forth in Section 2.19(b).
“Lenders” means the Banks listed on the signature pages hereof and each assignee of a Bank or another Lender that shall become a party hereto pursuant to Section 8.08.
“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person or any of its Subsidiaries shall be deemed to own, subject to a Lien, any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.
“Loan” means a loan by a Lender to the Borrower made as part of a Borrowing pursuant to Section 2.02.
“Loan Documents” means this Agreement, any Note and the Fee Letter.
“MAIT” means Mid-Atlantic Interstate Transmission, LLC, a Delaware limited liability company.
“Majority Lenders” means Lenders having Outstanding Credits representing more than 50% of the then aggregate Outstanding Credits of the Lenders; provided, that for purposes hereof, the Borrower, and any of its Affiliates, if a Lender, shall not be included in (i) the Lenders having such amount of the Loans or (ii) determining the total amount of the Outstanding Credits.
“Margin Stock” has the meaning assigned to that term in Regulation U issued by the Board of Governors of the Federal Reserve System, and as amended and in effect from time to time.
“Material Adverse Effect” means, (i) any material adverse effect on, or a material adverse change in, the business, property, assets, operations, condition (financial or otherwise), liabilities (actual or contingent) or prospects of the Borrower and its Consolidated Subsidiaries, taken as a whole, (ii) any material adverse effect on the legality, validity, binding effect or enforceability against the Borrower of this Agreement or any other Loan Document to which it is a party or (iii) a material impairment of the ability of the Borrower to perform any of its obligations under this Agreement or any other Loan Document to which it is a party.
“Maturity Date” means April 27, 2027 (the “Initial Maturity Date”), subject, for certain Lenders, to the extension described in Section 2.19 hereof, or, in any case, the earlier date of termination of the obligation of the Lenders to make Loans to the Borrower hereunder pursuant to Section 6.01 hereof.
“Moody’s” means Moody’s Investors Service, Inc.
“MP” means Monongahela Power Company, an Ohio corporation.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any member of the Controlled Group has, or may reasonably be expected to have, an obligation to make contributions, or with respect to which the Borrower has, or may reasonably be expected to incur, liability.
“Non-Approving Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all affected Lenders in accordance with the terms of Section 8.01 and (ii) has been approved by the Majority Lenders.
“Noncompliance Event” means the Criminal Information and the DPA, and the entry by FE into the DPA, together with those events, actions, or omissions to act that are described in the Criminal Information and the Statement of Facts attached thereto.
“Nonconsenting Lender” has the meaning set forth in Section 2.19(b).
“Nonrecourse Indebtedness” means, with respect to the Borrower and its Subsidiaries, (i) any Indebtedness that finances the acquisition, development, construction or improvement of an asset in respect of which the Person to which such Indebtedness is owed has no recourse whatsoever to the Borrower or any of its Affiliates and (ii) any Indebtedness existing on the date of this Agreement that finances the ownership or operation of an asset in respect of which the Person to which such Indebtedness is owed has no recourse whatsoever to the Borrower or any of its Affiliates, in each case of clauses (i) and (ii), other than:
(A)    recourse to the named obligor with respect to such Indebtedness (the “Debtor”) for amounts limited to the cash flow or net cash flow (other than historic cash flow) from the asset; and
(B)    recourse to the Debtor for the purpose only of enabling amounts to be claimed in respect of such Indebtedness in an enforcement of any security interest or lien given by the Debtor over the asset or the income, cash flow or other proceeds deriving from the asset (or given by any shareholder or the like in the Debtor over its shares or like interest in the capital of the Debtor) to secure the Indebtedness, but only if the extent of the recourse to the Debtor is limited solely to the amount of any recoveries made on any such enforcement; and
(C)    recourse to the Debtor generally or indirectly to any Affiliate of the Debtor, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for a breach of an obligation (other than a payment obligation or an obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the Person against which such recourse is available.

“Note” means any promissory note issued at the request of a Lender pursuant to Section 2.18 in the form of Exhibit B hereto.
“Notice of Borrowing” means a notice of a Borrowing pursuant to Section 2.02(a) which shall be substantially in the form approved by the Administrative Agent and separately provided to the Borrower.
“NYFRB” means the Federal Reserve Bank of New York.
“OE” means Ohio Edison Company, an Ohio corporation.
“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Organizational Documents” means, as applicable to any Person, the charter, code of regulations, articles of incorporation, by-laws, certificate of formation, operating agreement, certificate of partnership, limited liability company agreement, operating agreement, partnership agreement, certificate of limited partnership, limited partnership agreement or other constitutive documents of such Person.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.22(b)).
“Outstanding Credits” means, on any date of determination, an amount equal to the aggregate principal amount of all Loans outstanding on such date. The Outstanding Credits of a Lender on any date of determination shall be an amount equal to the outstanding Loans made by such Lender.
“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Participant” has the meaning set forth in Section 8.08(d).
“Participant Register” has the meaning set forth in Section 8.08(d).
“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as in effect from time to time.
“Payment” has the meaning set forth in Section 7.06(c).

“Payment Notice” has the meaning set forth in Section 7.06(c).
“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.
“PE” means The Potomac Edison Company, a Maryland and Virginia corporation.
“Percentage” means in respect of any Lender on any date of determination, (i) with respect to Commitments, the quotient (expressed as a percentage) obtained by dividing such Lender’s Commitment on such day by the total of the Commitments on such day and (ii) with respect to Loans, the quotient (expressed as a percentage) obtained by dividing such Lender’s Outstanding Credits on such day by the aggregate Outstanding Credits on such day.
“Permitted Convertible Indebtedness” means senior, unsecured Indebtedness of the Borrower that is convertible into (i) shares of common stock of the Borrower (or other securities or property following a merger event, reclassification or other change of the common stock of the Borrower), cash or a combination thereof (such amount of cash determined by reference to the price of the Borrower’s common stock or such other securities or property), and/or (ii) cash in lieu of fractional shares of common stock of the Borrower.
“Permitted Obligations” mean (i) nonspeculative Hedging Obligations of any Person and its Subsidiaries arising in the ordinary course of business and in accordance with such Person’s established risk management policies that are designed to protect such Person against, among other things, fluctuations in interest rates or currency exchange rates and which in the case of agreements relating to interest rates shall have a notional amount no greater than the payments due with respect to the applicable obligations being hedged and (ii) Commodity Trading Obligations. For the avoidance of doubt, such transactions shall be considered nonspeculative with respect to the Borrower, if undertaken in conformance with the Borrower’s Corporate Risk Management Policy then in effect, as approved by the Borrower’s Audit Committee, together with the Approved Business Unit Risk Management Policies referenced thereunder.
“Permitted Securitization” means, for the Borrower and its Subsidiaries, any sale, assignment, conveyance, grant and/or contribution, or series of related sales, assignments, conveyances, grants and/or contributions, by the Borrower or any of its Subsidiaries of Receivables (or purported sale, assignment, conveyance, grant and/or contribution) to a trust, corporation or other entity, where the purchase of such Receivables may be funded or exchanged in whole or in part by the incurrence or issuance by the applicable Securitization SPV, if any, of Indebtedness or securities (such Indebtedness and securities being “Attributable Securitization Obligations”) that are to be secured by or otherwise satisfied by payments from, or that represent interests in, the cash flow derived primarily from such Receivables (provided, however, that “Indebtedness” as used in this definition shall not include Indebtedness incurred by a Securitization SPV owed to the Borrower or any of its Subsidiaries, which Indebtedness represents all or a portion of the purchase price or other consideration paid by such Securitization SPV for such receivables or interests therein), where (i) any representation, warranty, covenant, recourse, repurchase, hold harmless, indemnity or similar obligations of the Borrower or any of its Subsidiaries, as applicable, in respect of Receivables sold, assigned, conveyed, granted or contributed, or payments made in respect thereof, are customary for transactions of this type, and do not prevent the characterization of the transaction as a true sale under Applicable Laws (including debtor relief laws) and (ii) any representation, warranty, covenant, recourse, repurchase, hold harmless, indemnity or similar obligations of any Securitization SPV in respect of Receivables sold, assigned, conveyed, granted or contributed or payments made in respect thereof, are customary for transactions of this type.
“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Plan” means, at any time, an “employee pension benefit plan” (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 or 430 of the Code and (i) is (A) maintained by or contributed to by (or to which there is or may be an obligation to contribute to by) the Borrower or any member of the Controlled Group, or (B) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions, or (ii) as to which the Borrower or a member of the Controlled Group has within the preceding five plan years maintained, contributed to or had an obligation to contribute to.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Receivables” means any accounts receivable, payment intangibles, notes receivable, rights to receive future payments and related rights (whether now existing or arising or acquired in the future, whether constituting accounts, chattel paper, instruments, general intangibles or otherwise, and including the right to payment of any interest or finance charges), including (i) financial transmission rights (“FTRs”) or any other rights to payment from PJM Interconnection, L.L.C. or another regional transmission authority of the Borrower or any of its Subsidiaries or (ii) the right to impose, charge, collect and receive special, irrevocable, nonbypassable charges based upon the consumption of electricity imposed pursuant to Applicable Law on the Borrower’s or any of its Subsidiaries’ ratepayers, and any supporting obligations and other financial assets related thereto (including all collateral securing such accounts receivables, FTRs or other assets, contracts and contract rights, all guarantees with respect thereto, and all proceeds thereof) that are transferred, or in respect of which security interests are granted in one or more transactions that are customary for asset securitizations of such Receivables.
“Recipient” means, as applicable, (i) the Administrative Agent and (ii) any Lender.
“Reference Ratings” means, the ratings assigned by S&P and Moody’s to the senior unsecured non-credit enhanced debt of the Borrower; provided that, if there is no such rating,

“Reference Ratings” shall mean the ratings that are one level below the respective ratings assigned by S&P and Moody’s to the senior secured debt of the Borrower.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting , (2) if such Benchmark is Daily Simple SOFR, then four U.S. Government Securities Business Days prior to such setting or (3) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Register” has the meaning set forth in Section 8.08(c).
“Regulatory Authority” has the meaning set forth in Section 8.17.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.
“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing, the Term SOFR Rate or (ii) with respect to any RFR Borrowing, the Daily Simple SOFR, as applicable.
“Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Corruption Law or any predicate crime to any Anti-Corruption Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Corruption Law.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“RFR Loan” means a Loan that bears interest at a rate based on Daily Simple SOFR.
“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.
“S&P” means S&P Global Ratings, a business unit of Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc.
“Sanctioned Country” means, at any time, a region, country or territory which is, or whose government is, the subject or target of any Sanctions (at the date of this Agreement, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the Crimea, Kherson and Zaporizhzhia Regions of Ukraine).
“Sanctioned Person” means (a) any Person named on the list of Specially Designated Nationals maintained by OFAC, or any other Sanctions-related list of designated Persons maintained by the U.S. Department of State, the U.S. Department of Commerce, the U.S. Department of the Treasury or any other U.S. Governmental Authority, or maintained by the United Nations Security Council, His Majesty’s Treasury of the United Kingdom, the European Union or any member state thereof, as may be amended, supplemented or substituted from time to time, (b) any Person that is (i) operating, located, organized or resident in a Sanctioned Country, to the extent such presence in the Sanctioned Country means that such Person is the target of Sanctions, or (ii) the subject or target of any Sanctions, or (c) any Person controlled by any such Person described in the foregoing clause (a) or clause (b). For purposes of the foregoing clause (c), “control” shall have the meaning ascribed to such term in the definition of “Covered Entity”.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce or the U.S. Department of Treasury, or (b) the United Nations Security Council, the European Union or any member state thereof, His Majesty’s Treasury of the United Kingdom or any other Governmental Authority with jurisdiction over any of the parties to this Agreement.
“SEC” means the United States Securities and Exchange Commission.
“Securitization SPV” means any trust, partnership or other Person established by the Borrower or a Subsidiary of the Borrower to implement a Permitted Securitization.
“Significant Subsidiaries” means (i) each of CEI, OE, TE, FE PA, JCP&L, MP, PE, FET, ATSI, TrAILCo, MAIT and KATCo, and any successor to any of them and (ii) any other significant subsidiary (as such term is defined in Regulation S-X of the SEC (17 C.F.R. §210.1-02(w)), or any successor provision) of the Borrower (excluding Securitization SPVs); provided, however, that, notwithstanding the foregoing, no Unregulated Subsidiary shall constitute a Significant Subsidiary.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“SPC” has the meaning set forth in Section 8.08(g).

“Specified Date” has the meaning set forth in Section 2.19(c).
“Specified Disposition” means the sale by the Borrower, directly or indirectly, of up to 20% of the issued and outstanding voting equity in any Significant Subsidiary at the time of such disposition, and for which the Borrower shall have received all necessary and applicable Governmental Action.
“Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by such a Person, or one or more Subsidiaries, or by such Person and one or more of its Subsidiaries.
“Syndication Agent” means PNC Capital Markets LLC, in its capacity as syndication agent for the credit facility evidenced by this Agreement.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“TE” means The Toledo Edison Company, an Ohio corporation.
“Term Benchmark” when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Term SOFR Rate (other than pursuant to clause (iii) of the definition of “Alternate Base Rate”).
“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided that if the Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S.

Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Termination Event” means (i) a Reportable Event described in Section 4043(c) of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC with respect to a Plan under such regulations), or (ii) the withdrawal of the Borrower or any member of the Controlled Group from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, or (iii) a cessation of operations with respect to which the Borrower or any member of the Controlled Group has incurred liability under Section 4062(e) of ERISA, or (iv) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 or 4042 of ERISA, or (v) the institution of proceedings to terminate a Plan by the PBGC, or (vi) any other event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment by a court of competent jurisdiction of a trustee to administer, any Plan.
“TrAILCo” means Trans-Allegheny Interstate Line Company, a Maryland and Virginia corporation.
“Trust Preferred Securities” means any securities, however denominated, (i) issued by the Borrower or any Consolidated Subsidiary of the Borrower, (ii) that are not subject to mandatory redemption or the underlying securities, if any, of which are not subject to mandatory redemption, (iii) that are perpetual or mature no less than 30 years from the date of issuance, (iv) the indebtedness issued in connection with which, including any guaranty, is subordinate in right of payment to the unsecured and unsubordinated indebtedness of the issuer of such indebtedness or guaranty, and (v) the terms of which permit the deferral of the payment of interest or distributions thereon to a date occurring after the latest Maturity Date.
“Type” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Term SOFR Rate (other than pursuant to clause (iii) of the definition of “Alternate Base Rate”) or the Alternate Base Rate or, if applicable, Daily Simple SOFR.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States” and “U.S.” each means the United States of America.

“Unmatured Default” means any event that, with the giving of notice or the passage of time, or both, would constitute an Event of Default.
“Unregulated Money Pool Agreement” means the FirstEnergy Substitute Non-Utility Money Pool Agreement, dated as of January 1, 2018, among FE, FirstEnergy Service Company and certain non-utility Subsidiaries of FE, as amended, modified, restated or replaced from time to time.
“Unregulated Subsidiaries” means AESC and its Subsidiaries.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.16(g)(ii)(B)(iii).
“Withholding Agent” means the Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02.Computation of Time Periods.
In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.
SECTION 1.03.Accounting Terms.
All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 4.01(g). Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein, and the determination of Indebtedness hereunder, shall be made without giving effect to Financial Accounting Standards Board (FASB) Standard ASC 842 (Leases) (or any other applicable financial accounting standard having a similar result or effect)

and related interpretations, in each case, to the extent any lease (or similar arrangement conveying the right to use) would be required to be treated as a capital lease thereunder where such lease (or similar arrangement) would have been treated as an operating lease under GAAP as in effect immediately prior to the effectiveness of the ASC 842.
SECTION 1.04.Terms Generally.
Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provisions hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, and (v) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.
SECTION 1.05.Divisions.
For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
SECTION 1.06.Interest Rates; Benchmark Notification.
The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.23(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE II
AMOUNTS AND TERMS OF THE LOANS
SECTION 2.01.The Loans.
Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make a Loan to the Borrower in Dollars, on the Closing Date, in a principal amount not to exceed such Lender’s Commitment. All Loans shall be made in a single Borrowing. The Borrowing shall consist of Loans of the same Type and, in the case of Term Benchmark Loans, having the same Interest Period, made by the Lenders ratably according to their respective Percentage of the aggregate Commitments. Each Lender’s Commitment shall terminate and be reduced to zero upon the making of the Loans on the Closing Date. Amounts prepaid or repaid in respect of Loans may not be reborrowed. For the avoidance of doubt, the making of, or Conversion into, RFR Loans, shall only be applicable as set forth in Section 2.14 or Section 2.23.
SECTION 2.02.Making the Loans.
(a)The Borrowing shall be made on notice, given (i) if the Borrowing comprises Term Benchmark Loans with a one-, three- or six-month Interest Period, not later than 11:00 a.m. (New York time) on the third U.S. Government Securities Business Day prior to the date of the proposed Borrowing (or such later time agreed by the Administrative Agent in its reasonable discretion), and (ii) if the Borrowing comprises Alternate Base Rate Loans, not later than 11:00 a.m. (New York time) on the first Business Day prior to the date of the proposed Borrowing (or such later time agreed by the Administrative Agent in its reasonable discretion), by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof. Each such Notice of Borrowing shall be signed by an Authorized Officer of the Borrower; provided that, if such Notice of Borrowing is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. The Notice of Borrowing shall be substantially in the form approved by the Administrative Agent and separately provided to the Borrower, specifying therein the requested (A) date of the Borrowing, (B) Type of Loans to be made in connection with the Borrowing, (C) aggregate amount of the Borrowing and (D) if the Borrowing comprises Term Benchmark Loans, the initial Interest Period for the Loans, which Borrowing shall be subject to the limitations stated in the definition of “Interest Period” in Section 1.01. Each Lender shall, before 1:00 p.m. (New York time) on the Closing Date, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02, in same day funds, such Lender’s Percentage of such Borrowing. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in

Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent’s aforesaid address.
(b)The Notice of Borrowing delivered by the Borrower shall be irrevocable and binding on the Borrower. If the Notice of Borrowing delivered by the Borrower requests Term Benchmark Loans, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure by the Borrower to fulfill on or before the date specified in the Notice of Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender as part of the Borrowing when such Loan, as a result of such failure, is not made on such date.
(c)Unless the Administrative Agent shall have received written notice via facsimile transmission from a Lender prior to (A) if the Borrowing comprises Term Benchmark Loans, 5:00 p.m. (New York time) one U.S. Government Securities Business Day prior to the date of the Borrowing or (B) if the Borrowing comprises Alternate Base Rate Loans, 12:00 p.m. (New York time) on the date of the Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Percentage of the Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of the Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Percentage of the Borrowing available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Loans made in connection with the Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Loan as part of the Borrowing for purposes of this Agreement.
(d)The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make the Loan to be made by it shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the Closing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender.
SECTION 2.03.[Reserved].
SECTION 2.04.[Reserved].
SECTION 2.05.Fees.
The Borrower agrees to pay to the Administrative Agent, for its own account, the fees payable by the Borrower in such amounts and payable on such terms as set forth in the Fee Letter.

SECTION 2.06.[Reserved].
SECTION 2.07.Repayment of Loans.
The Borrower agrees to repay the outstanding principal amount of each Loan made by each Lender to the Borrower on the latest Maturity Date applicable to such Lender.
SECTION 2.08.Interest on Loans.
The Borrower agrees to pay interest on the unpaid principal amount of each Loan made by each Lender to the Borrower from the date of such Loan until such principal amount shall be paid in full, at the following rates per annum, subject to Section 2.15(f):
(a)Alternate Base Rate Loans. If such Loan is an Alternate Base Rate Loan, a rate per annum equal at all times to the Alternate Base Rate in effect from time to time plus the Applicable Margin for such Alternate Base Rate Loan in effect from time to time, payable quarterly in arrears on the last day of each March, June, September and December, on the Maturity Date applicable to such Lender and on the date such Alternate Base Rate Loan shall be Converted or be paid in full and as provided in Section 2.12; and
(b)Term Benchmark Loans. If such Loan is a Term Benchmark Loan, a rate per annum equal at all times during the Interest Period for such Loan to the sum of the Term SOFR Rate for such Interest Period plus the Applicable Margin for such Term Benchmark Loan in effect from time to time, payable on the last day of the applicable Interest Period (and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period), on the Maturity Date applicable to such Lender and on the date such Term Benchmark Loan shall be Converted or be paid in full and as provided in Section 2.12.
(c)RFR Loans. If such Loan is an RFR Loan, a rate per annum equal at all times to the sum of Daily Simple SOFR plus the Applicable Margin for such RFR Loan in effect from time to time, payable on each date that is on the numerically corresponding day in each calendar month that is one month after the Conversion of such Loan into an RFR Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month), on the Maturity Date applicable to such Lender and on the date such RFR Loan shall be Converted or be paid in full and as provided in Section 2.12.
SECTION 2.09.Additional Interest on Loans.
The Borrower agrees to pay to each Lender, so long as such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Term Benchmark Loan made by such Lender to the Borrower, from the date of such Loan until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Term SOFR Rate for the Interest Period for such Loan from (ii) the rate obtained by dividing such Term SOFR Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such

Interest Period, payable on each date on which interest is payable on such Loan; provided, that no Lender shall be entitled to demand additional interest under this Section 2.09 more than 90 days following the last day of the Interest Period in respect of which such demand is made; provided further, however, that the foregoing proviso shall in no way limit the right of any Lender to demand or receive such additional interest to the extent that such additional interest relates to the retroactive application by the Federal Reserve Board of any regulation described above if such demand is made within 90 days after the implementation of such retroactive regulation. Such additional interest shall be determined by such Lender and notified to the Borrower through the Administrative Agent, and such determination shall be conclusive and binding for all purposes, absent manifest error.
SECTION 2.10.Interest Rate Determination.
(a)The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.08(a) or (b).
(b)[Reserved].
(c)Upon the occurrence and during the continuance of any Event of Default, (i) each Term Benchmark Loan (or, if applicable, RFR Loan) will automatically, on the last day of the then existing Interest Period therefor, Convert into an Alternate Base Rate Loan, and (ii) the obligation of the Lenders to make or to Convert Loans into, Term Benchmark Loans (or, if applicable, RFR Loans) shall be suspended.
SECTION 2.11.Conversion of Loans.
(a)Voluntary. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 a.m. (New York time) on the third U.S. Government Securities Business Day prior to the date of any proposed Conversion into Term Benchmark Loans with a one-, three- or six-month Interest Period (or, if applicable, not later than 11:00 a.m. (New York time) on the second U.S. Government Securities Business Day prior to the date of any proposed Conversion into RFR Loans), and on the date of any proposed Conversion into Alternate Base Rate Loans, and subject to the provisions of Sections 2.10, 2.14 and 2.23, Convert all Loans into Loans of another Type or Loans of the same Type having the same or a new Interest Period; provided, however, that any Conversion of, or with respect to, any Term Benchmark Loans into Loans of another Type or Loans of the same Type having the same or new Interest Periods, shall be made on, and only on, the last day of an Interest Period for such Term Benchmark Loans, unless the Borrower shall also reimburse the Lenders in respect thereof pursuant to Section 8.05(b) on the date of such Conversion. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, and (ii) if such Conversion is into, or with respect to, Term Benchmark Loans, the duration of the Interest Period for each such resulting Loan.
(b)Mandatory. If the Borrower shall fail to select the Type of any Term Benchmark Loan (or, if applicable, RFR Loan) or the duration of any Interest Period for any Term Benchmark Loan in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01 and Section 2.11(a), or if any proposed Conversion of the Borrowing that is to comprise Term Benchmark Loans (or, if applicable, RFR Loans) upon Conversion shall not occur as a result of the circumstances described in subsection (c) below, the Administrative Agent will forthwith so notify the Borrower and the Lenders, and the Loans will automatically, on the last day of the then existing Interest Period therefor (or, with respect to RFR Loans, on the interest payment date applicable thereto pursuant to Section 2.08(c)), Convert into Alternate Base Rate Loans.
(c)Failure to Convert. Each notice of Conversion given by the Borrower pursuant to subsection (a) above shall be irrevocable and binding on the Borrower. If the Borrowing is to comprise Term Benchmark Loans (or, if applicable, RFR Loans) upon Conversion, the Borrower agrees to indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure of such Conversion to occur pursuant to the provisions of Section 2.10(c), including, without limitation, any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund such Loans upon such Conversion, when such Conversion does not occur. The Borrower’s obligations under this subsection (c) shall survive the repayment of all other amounts owing by the Borrower to the Lenders and the Administrative Agent under this Agreement and any Note.
SECTION 2.12.Prepayments.
(a)The Borrower may at any time prepay the outstanding principal amount of the Loans in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid, upon notice thereof given to the Administrative Agent by the Borrower by telephone (confirmed by telecopy or electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the Administrative Agent) not later than 11:00 a.m. (New York time) (i) on the date of any such prepayment in the case of Alternate Base Rate Loans and (ii) (x) on the second (2nd) U.S. Government Securities Business Day prior to any such prepayment in the case of Term Benchmark Loans, or (y) if applicable, on the fifth U.S. Government Securities Business Day prior to any such prepayment in the case of RFR Loans; provided, however, that (x) each partial prepayment of any Borrowing shall be in an aggregate principal amount not less than $5,000,000 and (y) in the case of any such prepayment of a Term Benchmark Loan (or, if applicable, an RFR Loan), the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.05(b) on the date of such prepayment.
SECTION 2.13.Increased Costs.
(a)If, due to any Change in Law, there shall be any increase in the cost (other than in respect of Taxes, which are addressed exclusively in Section 2.16) to any Lender of agreeing to make or making, funding or maintaining Term Benchmark Loans (or, if applicable, RFR Loans), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost and the basis therefor, submitted to the Borrower and the Administrative Agent by such Lender, shall constitute such demand and shall be conclusive and binding for all purposes, absent manifest error.
(b)If any Lender determines that any Change in Law affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital or liquidity is increased by or based upon the existence of (i) such Lender’s commitment to lend hereunder and other commitments of this type or (ii) the Loans made by such Lender, the Borrower shall immediately pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender, or such corporation in the light of such circumstances, to the extent that such Lender determines such increase in capital or liquidity to be allocable to the existence of such Lender’s commitment to lend hereunder or the Loans made by such Lender. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall constitute such demand and shall be conclusive and binding for all purposes, absent manifest error.
(c)Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.13 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.13 for any increased costs or additional amounts incurred more than 180 days prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim such compensation (except that, if such Change in Law giving rise to such increased costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).
(d)The Borrower’s obligations under this Section 2.13 shall survive (x) the repayment of all amounts owing to the Lenders and the Administrative Agent under this Agreement and any Note and (y) the termination of this Agreement, in each case to the extent such obligations were incurred prior to such repayment and termination.
SECTION 2.14.Illegality.
Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Applicable Lending Office to perform its obligations hereunder to make Term Benchmark Loans (or, if applicable, RFR Loans) or to fund or maintain Term Benchmark Loans (or, if applicable, RFR Loans) hereunder, (i) the obligation of the Lenders to make, or to Convert Loans into, Term Benchmark Loans (or, if applicable, RFR Loans) shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist and (ii) the Borrower shall forthwith prepay in full all Term Benchmark Loans (or, if applicable, RFR Loans) of all Lenders then outstanding, together with interest accrued thereon, unless (A) the Borrower, within five U.S. Government Securities Business Days of notice from the Administrative Agent, Converts all Term Benchmark Loans (or, if applicable, RFR Loans) of all Lenders then outstanding into Loans of another Type in accordance with Section 2.11 or (B) the Administrative Agent notifies the Borrower that the circumstances causing such prepayment no longer exist. Any Lender that becomes aware of circumstances that would permit such Lender to notify the Administrative Agent of any illegality under this Section 2.14 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such change would avoid or eliminate such illegality and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

SECTION 2.15.Payments and Computations.
(a)The Borrower shall make each payment hereunder and under any Note not later than 12:00 p.m. (New York time) on the day when due in Dollars to the Administrative Agent, at its address referred to in Section 8.02 in same day funds, without set-off, counterclaim or defense and any such payment to the Administrative Agent shall constitute payment by the Borrower hereunder or under any Note, as the case may be, for all purposes, and upon such payment the Lenders shall look solely to the Administrative Agent for their respective interests in such payment. The Administrative Agent will promptly after any such payment cause to be distributed like funds relating to the payment of principal or interest ratably (other than amounts payable pursuant to Section 2.02(c), 2.05, 2.09, 2.11(c), 2.13, 2.16, 2.21 or 8.05(b)) (according to the Lenders’ respective Percentages) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 8.08(d), from and after the effective date specified in such Assignment and Assumption, the Administrative Agent shall make all payments hereunder and under any Note in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.
(b)The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made by the Borrower to the Administrative Agent when due hereunder or under any Note held by such Lender, to charge from time to time against any or all of the Borrower’s accounts (other than any payroll account maintained by the Borrower with such Lender if and to the extent that such Lender shall have expressly waived its set-off rights in writing in respect of such payroll account) with such Lender any amount so due.
(c)All computations of interest based on the Alternate Base Rate (based upon The Wall Street Journal’s published “prime rate”) shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Alternate Base Rate (based upon the Federal Funds Rate or upon clause (iii) of the definition of Alternate Base Rate), the Term SOFR Rate, Daily Simple SOFR (if applicable) or the Federal Funds Rate shall be made by the Administrative Agent, and all computations of interest pursuant to Section 2.09 shall be made by a Lender, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest are payable. Each determination by the Administrative Agent (or, in the case of Section 2.09, by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.
(d)Whenever any payment hereunder or under any Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, if such extension would cause payment of interest on or principal of Term Benchmark Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.
(e)Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.
(f)The principal amount of any Loan (or any portion thereof) payable by the Borrower hereunder or under any Note that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall (to the fullest extent permitted by law) bear interest from the date when due until paid in full at a rate per annum equal at all times to the rate otherwise applicable to such Loan plus 2% per annum, payable upon demand. Any other amount payable by the Borrower hereunder or under any Note that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall (to the fullest extent permitted by law) bear interest from the date when due until paid in full at a rate per annum equal at all times to the rate of interest applicable to Alternate Base Rate Loans plus 2% per annum, payable upon demand.
(g)To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any bankruptcy, insolvency or other similar law now or hereafter in effect or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (ii) of the preceding sentence shall survive the payment in full of any amounts hereunder and the termination of this Agreement.
SECTION 2.16.Taxes.
(a)Defined Terms. For purposes of this Section 2.16, the term “Applicable Law” includes FATCA.

(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 30 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 8.08(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection (e).
(f)Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.16, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such

Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.16(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(i)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E

establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii)executed copies of IRS Form W-8ECI;
(iii)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(iv)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E -2 or Exhibit E -3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E -4 on behalf of each such direct and indirect partner;
(C)        any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)        if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(h)On or before the date on which the Administrative Agent (including any successor or replacement Administrative Agent) becomes the Administrative Agent hereunder, it shall deliver to the Borrower two executed copies of either (a) IRS Form W-9 or (b) with respect to amounts received on its own account, IRS Form W-8ECI and with respect to amounts received on account of any Lender, IRS Form W-8IMY certifying that it is a U.S. branch that has agreed to be treated as a U.S. Person for U.S. federal tax purposes or a qualified intermediary that has agreed to assume primary withholding obligations for Chapter 3 and Chapter 4 of the Code with respect to payments received by it from the Borrower in its capacity as Administrative Agent, as applicable.
(i)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (i) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (i), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (i) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(j)Survival. Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 2.17.Sharing of Payments, Etc.
(a)If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it (other than pursuant to Section 2.02(c), 2.09, 2.11(c), 2.13, 2.16, 2.21 or 8.05(b)) in excess of its ratable share of payments on account of the Loans obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (a) the amount of such Lender’s required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.17 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.
(b)If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
SECTION 2.18.Noteless Agreement; Evidence of Indebtedness.
(a)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period (if any) with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
(c)Subject to Section 8.08(c), the entries maintained in the accounts maintained pursuant to subsections (a) and (b) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay such obligations in accordance with their terms.
(d)Any Lender may request that its Loans be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender or its registered assigns. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 8.08) be represented by one or more Notes payable to the payee named therein, or to its registered assigns pursuant to Section 8.08, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Borrowings once again be evidenced as described in subsections (a) and (b) above.
SECTION 2.19.Extension of Maturity Date.
(a)The Borrower may, by notice to the Administrative Agent (which shall promptly notify the Lenders) not earlier than 60 days prior to the Initial Maturity Date but no later than 30 days prior to the Initial Maturity Date (the date of delivery of any such notice being the “Borrower Extension Notice Date”), request that each Lender extend such Lender’s Maturity Date for an additional 364 days after the Initial Maturity Date. Following the Closing Date, the Borrower may request no more than one extension pursuant to this Section 2.19.
(b)Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not earlier than 30 days prior to the Initial Maturity Date (the “Lender Extension Notice Date”), advise the Administrative Agent whether or not such Lender agrees to such extension (and each Lender that determines not to so extend its Maturity Date (a “Nonconsenting Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Lender Extension Notice Date), and any Lender that does not so advise the Administrative Agent on or before the Lender Extension Notice Date shall be deemed to be a Nonconsenting Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.
(c)The Administrative Agent shall notify the Borrower of each Lender’s determination under this Section 2.19 no later than a date prior to the Initial Maturity Date to be agreed by the Administrative Agent and the Borrower (the “Specified Date”).
(d)The Borrower shall have the right on or before the earlier of (x) the fifth Business Day after the Specified Date (or such later date agreed by the Administrative Agent in its discretion) and (y) the Initial Maturity Date to replace each Nonconsenting Lender (i) with an existing Lender, and/or (ii) by adding as “Lenders” under this Agreement in place thereof, one or more Persons (each Lender in clauses (i) and (ii), an “Additional Lender”), in each case, with the approval of the Administrative Agent (which approval shall not be unreasonably withheld), each of which Additional Lenders shall have entered into an agreement in form and substance satisfactory to the Borrower and the Administrative Agent pursuant to which such Additional Lender shall, effective as of the date specified in such agreement (which shall not be later than the Initial Maturity Date), hold Loans hereunder and (if not already a Lender) become a “Lender” for all purposes of this Agreement (and, if any such Additional Lender is already a Lender, its Loans shall be in addition to such Lender’s Loans hereunder on such date); provided that the aggregate amount of the Loans for all Additional Lenders shall be no more than the aggregate amount of the Loans of all Nonconsenting Lenders.
(e)If (and only if) the aggregate Outstanding Credits of the Lenders that have agreed to extend their Maturity Date plus the aggregate Outstanding Credits of the Additional Lenders shall be more than 50% of the aggregate Outstanding Credits of all Lenders in effect immediately prior to the Specified Date, then, effective as of the Initial Maturity Date, the Maturity Date of each Lender agreeing to an extension and of each Additional Lender shall be extended to the date that is 364 days after the Initial Maturity Date.
(f)Notwithstanding the foregoing, the extension of a Lender’s Maturity Date pursuant to this Section 2.19 shall be effective with respect to such Lender on the Initial Maturity Date but only if (i) the following statements shall be true: (A) no event has occurred and is continuing, or would result from the extension of the Maturity Date, that constitutes an Event of Default or an Unmatured Default and (B) the representations and warranties contained in Section 4.01 are correct in all material respects (or in the case of any such representation or warranty already qualified by materiality, true and correct in all respects) on and as of the Initial Maturity Date, before and after giving effect to such extension, as though made on and as of such date, except for those made specifically as of another date, in which case such representations and warranties shall be true as of such other date, provided that, for purposes of the representations and warranties in Sections 4.01(f) and the last sentence of 4.01(g), the Disclosure Documents shall include all the SEC filings made by the Borrower prior to the Borrower Extension Notice Date and (ii) on or prior to the Initial Maturity Date the Administrative Agent shall have received the following, each dated the Initial Maturity Date and in form and substance satisfactory to the Administrative Agent: (x) a certificate of an Authorized Officer of the Borrower to the effect that as of the Initial Maturity Date the statements set forth in clauses (A) and (B) above are true, (y) certified copies of the resolutions of the Board of Directors of the Borrower authorizing such extension and the performance of this Agreement on and after the Initial Maturity Date, and of all documents evidencing other necessary corporate action and Governmental Action with respect to this Agreement and such extension of the Maturity Date and (z) an opinion of counsel to the Borrower, as to such matters related to the foregoing as the Administrative Agent or the Lenders through the Administrative Agent may reasonably request.
(g)Subject to subsection (d) above, the Loans of any Nonconsenting Lender and other amounts payable hereunder to such Nonconsenting Lender shall be due and payable on the Initial Maturity Date (without regard to any extension by any other Lender).
SECTION 2.20.[Reserved].
SECTION 2.21.Defaulting Lenders.
(a)Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)[reserved];

(b)any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from such Defaulting Lender pursuant to Section 8.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Unmatured Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations, if any, with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; fifth, so long as no Unmatured Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 3.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their respective Percentages without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this subsection (e) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;
(c)the Commitment and Outstanding Credits of such Defaulting Lender shall not be included in determining whether the Majority Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 8.02); provided that this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby.
SECTION 2.22.Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office.
(i)If any Lender requests compensation from the Borrower under Section 2.13, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different Applicable Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.16, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.
(ii)Any Lender that becomes aware of circumstances that would permit such Lender to notify the Administrative Agent of any illegality under Section 2.14 shall use its commercially reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such change would avoid or eliminate such illegality and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.
(iii)The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Section 2.13 or delivers any notice to the Administrative Agent pursuant to Section 2.14 resulting in the suspension of obligations of the Lenders with respect to Term Benchmark Loans (or, if applicable, RFR Loans), or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, and, in each case, such Lender has declined or is unable to designate a different Applicable Lending Office in accordance with Section 2.22(a), or if any Lender is a Defaulting Lender or a Non-Approving Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 8.08(b)), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.13, 2.14 or 2.16) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 8.08(b);
(ii)such Lender shall have received payment of an amount equal to the outstanding principal amount of its Loans, accrued interest thereon and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 8.05(b)) from the assignee (to the extent of such outstanding principal and accrued interest) or the Borrower (in the case of all other amounts);
(iii)in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)such assignment does not conflict with Applicable Law; and

(v)in the case of any assignment resulting from a Lender becoming a Non-Approving Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
SECTION 2.23.Alternate Rate of Interest.
(a)Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.23, if:
(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple SOFR; or
(ii)the Administrative Agent is advised by the Majority Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new notice of Conversion in accordance with the terms of Section 2.11 or a new Notice of Borrowing in accordance with the terms of Section 2.02(a), (1) a notice of Conversion in accordance with Section 2.11 that requests the Conversion of any Borrowing to a Term Benchmark Borrowing and any Notice of Borrowing that requests a Term Benchmark Borrowing shall instead be deemed to be a request for (x) an RFR Borrowing so long as the Daily Simple SOFR is not also the subject of Section 2.23(a)(i) or (ii) above or (y) an Alternate Base Rate Borrowing if the Daily Simple SOFR also is the subject of Section 2.23(a)(i) or (ii) above and (2) [reserved]; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.23(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new notice of Conversion in accordance with the terms of Section 2.11 or a new Notice of Borrowing in accordance with the terms of Section 2.02(a), (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Daily Simple SOFR is not also the subject of Section 2.23(a)(i) or (ii) above or (y) an Alternate Base Rate Loan if the Daily Simple SOFR also is the subject of Section 2.23(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an Alternate Base Rate Loan.
(b)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders.
(c)Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)The Administrative Agent will promptly notify the Borrower and the Lenders of (1) any occurrence of a Benchmark Transition Event, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes, (4) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (5) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.23, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.23.
(e)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (1) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (a) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (b) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (2) if a tenor that was removed pursuant to clause (i) above either (a) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (b) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to (A) an RFR Borrowing so long as the Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an Alternate Base Rate Borrowing if the Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.23, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an Alternate Base Rate Loan if the Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) if applicable, any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an Alternate Base Rate Loan.
ARTICLE III
CONDITIONS OF LENDING
SECTION 3.01.Conditions Precedent to Borrowing.
The obligation of the Lenders to make the Loans to the Borrower are subject to the conditions precedent that on or before the date of the Borrowing:

(a)The Administrative Agent shall have received the following, each dated the same date (except for the financial statements referred to in paragraph (iv)), in form and substance satisfactory to the Administrative Agent and (except for any Note) with one copy for each Lender:
(i)This Agreement, duly executed by each of the parties hereto, and Notes requested by any Lender pursuant to Section 2.18(d), duly completed and executed by the Borrower and payable to such Lender;
(ii)Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement and the other Loan Documents to which it is, or is to be, a party and of all documents evidencing any other necessary corporate action with respect to this Agreement and such Loan Documents;
(iii)A certificate of the Secretary, Corporate Secretary, or an Assistant Secretary of the Borrower certifying (A) the names and true signatures of the officers of the Borrower authorized to sign each Loan Document to which the Borrower is, or is to become, a party and the other documents to be delivered hereunder and (B) that attached thereto are true and correct copies of the Organizational Documents of the Borrower, in each case as in effect on such date;
(iv)Copies of all the Disclosure Documents (it being agreed that those Disclosure Documents publicly available on the SEC’s EDGAR Database or on the Borrower’s website no later than the Business Day immediately preceding the date of the Borrowing will be deemed to have been delivered under this clause (iv));
(v)(A) An opinion of Morgan, Lewis & Bockius LLP, special New York counsel for the Borrower and (B) an opinion of in-house counsel to the Borrower;
(vi)A certificate of an Authorized Officer of the Borrower certifying the satisfaction of the conditions specified in Section 3.01(e); and
(vii)Such other certifications, opinions, financial or other information, approvals and documents as the Administrative Agent, or any other Lender may reasonably request, all in form and substance satisfactory to the Administrative Agent, or such other Lender.
(b)The Administrative Agent shall have received the Fee Letter, duly executed by each of the parties thereto.
(c)The Borrower shall have paid all of the fees payable in accordance with the Fee Letter.
(d)The Administrative Agent shall have received all documentation and information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act (including, for the avoidance of doubt, Beneficial Ownership Certifications), to the extent such documentation or information is requested by the Administrative Agent on behalf of the Lenders prior to the date hereof.

(e)The following statements shall be true (and each of the giving of the Notice of Borrowing and the acceptance by the Borrower of the proceeds of the Borrowing, shall constitute a representation and warranty by the Borrower that on the date of the Borrowing such statements are true):
(i)The representations and warranties of the Borrower contained in Section 4.01 are true and correct on and as of the date of the Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (other than, as to any such representation or warranty that by its terms refers to a specific date other than the date of the Borrowing, in which case, such representation and warranty shall be true and correct as of such specific date);
(ii)No event has occurred and is continuing, or would result from the Borrowing or from the application of the proceeds therefrom, that constitutes an Event of Default or an Unmatured Default with respect to the Borrower;
(f)The Borrower shall have delivered to the Administrative Agent a duly executed Notice of Borrowing.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
SECTION 4.01.Representations and Warranties of the Borrower.
The Borrower represents and warrants as follows:
(a)Existence and Power. It is a corporation or limited liability company, as the case may be, duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, is duly qualified to do business as a foreign corporation or limited liability company in and is in good standing under the laws of each state in which the ownership of its properties or the conduct of its business makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect with respect to the Borrower, and has all corporate or limited liability company powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except where the failure to do so, in each case, would not reasonably be expected to have a Material Adverse Effect.
(b)Due Authorization. The execution, delivery and performance by it of each Loan Document to which it is, or is to become, a party, have been duly authorized by all necessary corporate action on its part and do not, and will not, require the consent or approval of its shareholders or members, as the case may be, other than such consents and approvals as have been duly obtained, given or accomplished.
(c)No Violation, Etc. Neither the execution, delivery or performance by it of this Agreement or any other Loan Document to which it is, or is to become, a party, nor the consummation by it of the transactions contemplated hereby or thereby, nor compliance by it with the provisions hereof or thereof, contravenes or will contravene, or results or will result in a breach of, any of the provisions of its Organizational Documents, any Applicable Law, or any indenture, mortgage, deed of trust, lease, license or any other agreement or instrument to which it or any of its Subsidiaries is party or by which its property or the property of any of its

Subsidiaries is bound, or results or will result in the creation or imposition of any Lien upon any of its property or the property of any of its Subsidiaries except as provided herein, except to the extent such contravention or breach, or the creation or imposition of any such Lien, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect with respect to the Borrower. The Borrower and each of its Subsidiaries is in compliance with all laws (including, without limitation, ERISA and Environmental Laws), regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect with respect to the Borrower.
(d)Governmental Actions. No Governmental Action is or will be required in connection with the execution, delivery or performance by it, or the consummation by it of the transactions contemplated by this Agreement or any other Loan Document to which it is, or is to become, a party.
(e)Execution and Delivery. This Agreement and the other Loan Documents to which it is, or is to become, a party have been or will be (as the case may be) duly executed and delivered by it, and this Agreement is, and upon execution and delivery thereof each other Loan Document will be, the legal, valid and binding obligation of it enforceable against it in accordance with its terms, subject, however, to the application by a court of general principles of equity and to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.
(f)Litigation. Except as disclosed in the Disclosure Documents, there is no pending or, to the Borrower’s knowledge, threatened action or proceeding (including, without limitation, any proceeding relating to or arising out of Environmental Laws) affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that would reasonably be expected to have a Material Adverse Effect with respect to the Borrower.
(g)Financial Statements; Material Adverse Change. The consolidated balance sheet of the Borrower and its Subsidiaries, as of December 31, 2025, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries, certified by PricewaterhouseCoopers LLP, independent public accountants, copies of which have been furnished to each Lender, in all cases as amended and restated to the date hereof, present fairly in all material respects the consolidated financial position of the Borrower and its Subsidiaries as at the indicated dates and the consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on the indicated dates, all in accordance with GAAP consistently applied (in the case of such statements that are unaudited, subject to year-end adjustments and the exclusion of detailed footnotes). Except as disclosed in the Disclosure Documents, there has been no change, event or occurrence since December 31, 2025 that has had a Material Adverse Effect with respect to the Borrower.
(h)ERISA. Except as would not reasonably be expected to have a Material Adverse Effect:
(i)

(i)No Plan is in at-risk status within the meaning of Section 430 of the Code or Section 303 of ERISA and no Multiemployer Plan is endangered or in critical status within the meaning of Section 432 of the Code or Section 305 of ERISA.
(ii)No failure to (A) meet the minimum funding standard of Section 303 of ERISA with respect to any Plan, (B) timely make a required installment under Section 430(j) of the Code with respect to any Plan, or (C) make any required contribution to a Multiemployer Plan has occurred.
(iii)No Termination Event has occurred or is reasonably expected to occur with respect to any Plan.
(iv)Schedule SB (Actuarial Information) to the most recent annual report (Form 5500 Series) with respect to each Plan, copies of which have been filed with the Department of Labor and furnished (or made available) to the Lenders, (A) is complete and accurate, (B) fairly presents the funding status of such Plan, and (C) since the date of such Schedule SB there has been no change in such funding status.
(v)Neither it nor any member of the Controlled Group has incurred or reasonably expects to incur any withdrawal liability under ERISA with respect to any Multiemployer Plan.
(vi)No Multiemployer Plan is insolvent and no action has been taken to terminate any Multiemployer Plan under Section 4041A of ERISA.
(j)Margin Stock. After applying the proceeds of the Borrowing, not more than 25% of the value of the assets of the Borrower and its Subsidiaries subject to the restrictions of Section 5.03(a) or (b) will consist of or be represented by Margin Stock. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of the Borrowing will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.
(k)Investment Company. The Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(l)No Event of Default. No event has occurred and is continuing that constitutes an Event of Default or an Unmatured Default in each case with respect to the Borrower.
(m)No Material Misstatements. The reports, financial statements and other written information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender pursuant to or in connection with the Loan Documents and the transactions contemplated thereby, when taken together with the Disclosure Documents, do not contain and will not contain, when taken as a whole, any untrue statement of a material fact and do not omit and will not omit, when taken as a whole, to state any fact necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading in any material respect.
(n)Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance with Anti-Corruption Laws and Sanctions in all respects by the Covered Entities and their respective directors, officers, employees and agents under the control and acting on behalf of the Covered Entities. The Covered Entities are in compliance in all material respects with (i) the Trading with the Enemy Act, as amended, and each of the regulations promulgated by OFAC (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive orders relating thereto, and (ii) the Patriot Act. The Covered Entities and their respective officers and employees and, to the knowledge of the Borrower, the Covered Entities’ directors, officers, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects, except for the Noncompliance Event. None of the Covered Entities or any of their respective directors, officers or employees or, to the knowledge of the Borrower, any agent of the Covered Entities (i) is a Sanctioned Person, (ii) has assets located in Sanctioned Countries in violation of applicable Sanctions, (iii) does business in or with, or derives its operating income from investments in, or transactions with, Sanctioned Persons or (iv) does business in or with, or derives its operating income from investments in, or transactions with, Sanctioned Countries. The Borrowing and the use of proceeds thereof will not violate Anti-Corruption Laws or applicable Sanctions.
(o)Affected Financial Institutions. The Borrower is not an Affected Financial Institution.
(p)Beneficial Ownership Certification. The information included in the most recent Beneficial Ownership Certification delivered by the Borrower to the Administrative Agent and the Lenders is true and correct in all respects.
(q)Taxes. The Borrower and each of its Subsidiaries have filed all federal, state and other Tax returns and reports required to be filed, and have paid all federal, state and other Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.
ARTICLE V
COVENANTS OF THE BORROWER
SECTION 5.01.Affirmative Covenants of the Borrower.
Unless the Majority Lenders shall otherwise consent in writing, so long as any Loans shall be outstanding or any amount payable by the Borrower hereunder shall remain unpaid, the Borrower will:
(a)Preservation of Corporate Existence, Etc. (i) Without limiting the right of the Borrower to merge with or into or consolidate with or into any other corporation or entity in accordance with the provisions of Section 5.03(c), preserve and maintain its corporate or limited liability company (as the case may be) existence under the laws of a State of the United States or the District of Columbia, (ii) qualify and remain qualified as a foreign corporation or limited liability company (as the case may be) in each jurisdiction in which such qualification is reasonably necessary in view of its business and operations or the ownership of its properties and (iii) preserve, renew and keep in full force and effect the rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in the case of clauses (ii) and (iii) above, to the extent that failure to do so would not reasonably be expected to result in a Material Adverse Effect with respect to the Borrower; provided, however, that the Borrower may change its form of organization from a corporation to a limited liability company or from a limited liability company to a corporation if the Administrative Agent is reasonably satisfied that such change shall not affect any obligations of the Borrower under the Loan Documents.
(b)Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations, and orders of any Governmental Authority, the noncompliance with which would reasonably be expected to result in a Material Adverse Effect with respect to the Borrower, such compliance to include, without limitation, compliance with the Patriot Act, regulations promulgated by OFAC, Environmental Laws, FERC and each “state commission” (as that term is defined under 18 C.F.R. 1.101(k)) having jurisdiction over the Borrower, and ERISA and paying before the same become delinquent all material taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent compliance with any of the foregoing is then being contested in good faith by appropriate legal proceedings.
(c)Maintenance of Insurance, Etc. Maintain insurance with responsible and reputable insurance companies or associations or through its own program of self-insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower operates.
(d)Inspection Rights. At any reasonable time and from time to time as the Administrative Agent or any Lender may reasonably request (upon five Business Days’ prior notice delivered to the Borrower and no more than once a year, unless an Event of Default has occurred and is continuing), permit the Administrative Agent or such Lender or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their respective officers or directors; provided, however, that (x) the Borrower reserves the right to restrict access to any of its Subsidiaries’ facilities in accordance with reasonably adopted procedures relating to safety and security and (y) neither Borrower nor any of its Subsidiaries shall be required to disclose to the Administrative Agent or any Lender or any agents or representatives thereof any information that is the subject of attorney-client privilege or attorney work-product privilege properly asserted by the applicable Person to prevent the loss of such privilege in connection with such information or that is prevented from disclosure pursuant to a confidentiality agreement with third parties (provided that the Borrower agrees to use commercially reasonable efforts to obtain any required third-party consent to such disclosure, subject to customary nondisclosure restrictions applicable to the Administrative Agent, or the Lenders, as applicable). The Administrative Agent and each Lender agree to use reasonable efforts to ensure that any information concerning the Borrower or any of its Subsidiaries obtained by the Administrative Agent, or such Lender pursuant to this subsection (d) or subsection (g) below that is not contained in a report or other document filed with the SEC, distributed by the Borrower or FE to its security holders or otherwise generally available to the public, will, to the extent permitted by law and except as may be required by valid subpoena or in the normal course of the Administrative Agent’s, such Lender’s business operations be treated confidentially by the Administrative Agent, or such Lender, as the case may be, and will not be distributed or otherwise made available by the Administrative Agent, or such Lender, as the case may be, to any Person, other than the Administrative Agent’s, or such Lender’s employees, authorized agents or representatives (including, without limitation, attorneys and accountants).
(e)Keeping of Books. Keep, and cause each Subsidiary to keep, proper books of record and account in which entries shall be made of all financial transactions and the assets and business of the Borrower and each of its Subsidiaries in accordance with GAAP.
(f)Maintenance of Properties. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties (except such properties the failure of which to maintain or preserve would not have, individually or in the aggregate, a Material Adverse Effect with respect to the Borrower) that are used or that are useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, and in accordance with prudent industry practices applicable to the industry of the Borrower, in all material respects, and (subject to subsection (b) above) Applicable Law it being understood that this covenant relates only to the good working order and condition of such properties and shall not be construed as a covenant of the Borrower or any of its Subsidiaries not to dispose of such properties by sale, lease, transfer or otherwise.
(g)Reporting Requirements. Furnish, or cause to be furnished, to the Administrative Agent, with sufficient copies for each Lender, the following:
(i)promptly after becoming aware of the occurrence of any Event of Default with respect to the Borrower continuing on the date of such statement, the statement of an Authorized Officer of the Borrower setting forth details of such Event of Default and the action that the Borrower has taken or proposes to take with respect thereto;
(ii)as soon as available and in any event within 60 days after the close of each of the first three quarters in each fiscal year of the Borrower, consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such quarter and consolidated statements of income of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, fairly presenting in all material respects the financial condition of the Borrower and its Subsidiaries as at such date and the results of operations of the Borrower and its Subsidiaries for such period and setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end adjustments and the exclusion of detailed footnotes) by the chief financial officer, treasurer, assistant treasurer or controller of the Borrower as having been prepared in accordance with GAAP consistently applied (in the case of such statements that are unaudited, subject to year-end adjustments and the exclusion of detailed footnotes);

(iii)as soon as available and in any event within 105 days after the end of each fiscal year of the Borrower, a copy of the annual report for such year for the Borrower and its Subsidiaries, containing consolidated and consolidating financial statements of the Borrower and its Subsidiaries for such year certified by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing as fairly presenting, in all material respects, the financial position of the Borrower and its Subsidiaries as at the end of such year and the results of their operations and their cash flows for the three-year period (or, if the Borrower is not then required to file reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, the two-year period) ending as at the end of such year in conformity with GAAP;
(iv)concurrently with the delivery of the financial statements specified in clauses (ii) and (iii) above a certificate of the chief financial officer, treasurer, assistant treasurer or controller of the Borrower (A) stating whether the Borrower has any knowledge of the occurrence and continuance at the date of such certificate of any Event of Default not theretofore reported pursuant to the provisions of clause (i) of this subsection (g), and, if so, stating the facts with respect thereto, and (B) setting forth in a true and correct manner, the calculation of the ratio contemplated by Section 5.02, as of the date of the most recent financial statements accompanying such certificate, to show the Borrower’s compliance with or the status of the financial covenant contained in Section 5.02;
(v)promptly after the sending or filing thereof, copies of any reports that the Borrower sends to any of its securityholders, and copies of all reports on Form 10-K, Form 10-Q or Form 8-K, if any, that the Borrower or any of its Subsidiaries files with the SEC;
(vi)as soon as possible and in any event within 20 days after the Borrower or any member of the Controlled Group knows or has reason to know that any Termination Event with respect to any Plan has occurred or is reasonably likely to occur, that would reasonably be expected to result in liability exceeding $100,000,000 to the Borrower or such member of the Controlled Group, a statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, that the Borrower or such member of the Controlled Group, as the case may be, proposes to take with respect thereto;
(vii)promptly upon reasonable request by the Administrative Agent or any Lender, after the filing thereof with the Department of Labor, copies of each Schedule SB (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan;
(viii)promptly upon request and in any event within five Business Days after receipt thereof by the Borrower or any member of the Controlled Group from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or such member of the Controlled Group concerning the imposition of withdrawal liability pursuant to Section 4202 of ERISA;
(ix)promptly and in any event within five Business Days after Moody’s or S&P has changed any relevant Reference Rating, notice of such change;

(x)(A) promptly upon the occurrence of a Reportable Compliance Event, notice of such occurrence, and (B) promptly after the Borrower becomes aware of any change in the information provided in a Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification, a written notice specifying any such change; and
(xi)(A) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries, including, without limitation, copies of all reports and registration statements that the Borrower or any Subsidiary files with the SEC or any national securities exchange, as the Administrative Agent, or any Lender (through the Administrative Agent) may from time to time reasonably request and (B) within ten (10) Business Days of any request therefor, any information (other than such information that the Borrower reasonably deems to be confidential or to be subject to attorney-client privilege; provided that the Borrower agrees to use commercially reasonable efforts to obtain any required third-party consent to the disclosure of such information, subject to customary nondisclosure restrictions applicable to the Administrative Agent or the Lenders, as applicable) regarding the Borrower’s compliance with the DPA or concerning any of the matters described therein, as the Administrative Agent and/or the Majority Lenders may from time to time reasonably request.
The financial statements and reports described in paragraphs (ii), (iii) and (v) above will be deemed to have been delivered hereunder if publicly available on the SEC’s EDGAR Database or on FE’s website no later than the date specified for delivery of same under paragraph (ii), (iii) or (v), as applicable, above. If any financial statements or report described in paragraph (ii) or (iii) above is due on a date that is not a Business Day, then such financial statements or report shall be delivered on the next succeeding Business Day.
(h)Maintenance of Ratings. Use commercially reasonable efforts to maintain a senior unsecured non-credit enhanced debt rating from each of S&P and Moody’s.
(i)Compliance with Anti-Corruption Laws and Sanctions. (i) Maintain in effect and enforce, and cause the other Covered Entities to maintain in effect and enforce, policies and procedures designed to ensure compliance with Anti-Corruption Laws and applicable Sanctions in all respects by the Covered Entities and their respective directors, officers, employees and, to the extent commercially reasonable, agents under the control and acting on behalf of the Covered Entities, and (ii) comply, and cause the other Covered Entities to comply, in all material respects with Anti-Corruption Laws and Sanctions applicable to it or its property.
SECTION 5.02.Financial Covenant.
(a)Consolidated Interest Coverage Ratio. Unless the Majority Lenders shall otherwise consent in writing, so long as any Loans shall be outstanding or any amount payable by the Borrower hereunder shall remain unpaid, the Borrower will not permit the Consolidated Interest Coverage Ratio, for the four-fiscal-quarter period ended on the last day of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending June 30, 2026, to be less than 2.50:1.00.

SECTION 5.03.Negative Covenants of the Borrower.
Unless the Majority Lenders shall otherwise consent in writing, so long as any Loans shall be outstanding or any amount payable by the Borrower hereunder shall remain unpaid, the Borrower will not:
(a)Sales, Etc. (i) Sell, lease, transfer or otherwise dispose of any shares of common stock of any Significant Subsidiary of the Borrower, whether now owned or hereafter acquired by the Borrower, or permit any Significant Subsidiary of the Borrower to do so; provided, however, the limitation in this clause (i) shall not in any way restrict, and shall not apply to, any Specified Disposition, or (ii) sell, lease, transfer or otherwise dispose of (whether in one transaction or a series of transactions) or permit any of its Subsidiaries to sell, lease, transfer or dispose of (whether in one transaction or a series of transactions) assets located in the United States (other than any assets that are purported to be conveyed in connection with a Permitted Securitization but including assets purported to be conveyed pursuant to any sale leaseback transaction) having an aggregate book value (determined as of the date of such transaction for all such transactions since the date hereof) that is greater than 20% of the book value of all of the consolidated fixed assets of the Borrower, as reported on the most recent consolidated balance sheet of the Borrower prior to the date of such sale, lease, transfer or disposition to any entity other than the Borrower or any of its wholly owned direct or indirect Subsidiaries; provided, however, that the limitation in this clause (ii) shall not in any way restrict, and shall not apply to, (A) the sale, transfer or other disposition of any equity interests in or assets of any Unregulated Subsidiary or (B) the sale, lease, transfer or other disposition of the Borrower’s assets to a newly-formed Person to which all or substantially all of the assets and liabilities of the Borrower or its Subsidiaries are being transferred, in the case under this clause (B), pursuant to a transaction permitted under subsection (c) below.
(b)Liens, Etc. Create or suffer to exist, or permit any Significant Subsidiary of the Borrower to create or suffer to exist, any Lien upon or with respect to any of its properties (including, without limitation, any shares of any class of equity security of any Significant Subsidiary of the Borrower), in each case to secure or provide for the payment of Indebtedness, other than (i) liens consisting of (A) pledges or deposits in the ordinary course of business to secure obligations under worker’s compensation laws or similar legislation, (B) deposits in the ordinary course of business to secure, or in lieu of, surety, appeal, or customs bonds to which the Borrower or Significant Subsidiary is a party, (C) deposits, in an aggregate amount not to exceed $250,000,000 at any one time outstanding, made by the Borrower to secure, or in lieu of, surety, appeal, or customs bonds to which any Unregulated Subsidiary is a party, (D) pledges or deposits in the ordinary course of business to secure performance in connection with bids, tenders or contracts (other than contracts for the payment of money), or (E) materialmen’s, mechanics’, carriers’, workers’, repairmen’s or other like Liens incurred in the ordinary course of business for sums not yet due or currently being contested in good faith by appropriate proceedings diligently conducted, or deposits to obtain in the release of such Liens; (ii) purchase money liens or purchase money security interests upon or in any property acquired or held by the Borrower or Significant Subsidiary in the ordinary course of business, which secure the purchase price of such property or secure indebtedness incurred solely for the purpose of financing the acquisition of such property; (iii) Liens existing on property acquired by the Borrower or Significant Subsidiary or on the property of any Person at the time that such Person becomes a direct or indirect Significant Subsidiary of the Borrower or Significant Subsidiary or is merged into or consolidated with the Borrower or Significant Subsidiary; provided, in each case, that such Liens were not created to secure the acquisition of such Person; (iv) Liens in existence on the date of this Agreement; (v) Liens created by any First Mortgage Indenture, so long as under the terms thereof no “event of default” (howsoever designated) in respect of any bonds issued thereunder will be triggered by reference to an Event of Default or Unmatured Default; (vi) Liens securing Attributable Securitization Obligations on the assets purported to be sold in connection with the applicable Permitted Securitization; (vii) Liens securing Nonrecourse Indebtedness; (viii) Liens on cash or cash equivalents deposited on behalf of or pledged to counterparties with respect to Permitted Obligations of the Borrower or any of its Significant Subsidiaries; (ix) Liens on cash or cash equivalents to defease Indebtedness of the Borrower or any of its Subsidiaries; (x) Liens on cash or cash equivalents constituting proceeds from a disposition of assets otherwise not prohibited under subsection (a) above, which proceeds are deposited in escrow accounts for indemnification, adjustment of purchase price or similar obligations to the purchaser of such assets; (xi) Liens securing obligations in respect of pollution control or industrial revenue bonds or nuclear fuel leases, provided that such Liens extend to only the equipment, project, nuclear fuel or other assets financed with the proceeds of such financing; (xii) Liens arising in connection with leases that shall have been or should be, in accordance with GAAP, recorded as capital leases in respect of which the Borrower or Significant Subsidiary is liable as lessee; provided, that no such Lien shall extend to or cover any assets of the Borrower or Significant Subsidiary other than the assets of the Borrower or Significant Subsidiary subject to such lease and proceeds thereof; and (xiii) Liens created for the sole purpose of refinancing, extending, renewing or replacing in whole or in part Indebtedness secured by any Lien referred to in the foregoing clauses (i) through (xii); provided, however, that the principal amount of Indebtedness (or, if greater, the aggregate lending commitment) secured thereby shall not exceed the principal amount of Indebtedness (or, if greater, the aggregate lending commitment) so secured at the time of such refinancing, extension, renewal or replacement, and that such refinancing, extension, renewal or replacement, as the case may be, shall be limited to all or a part of the property or Indebtedness that secured the Lien so extended, renewed or replaced (and any improvements on such property).
(c)Mergers, Etc. Merge with or into or consolidate with or into any other Person, or permit any of its Subsidiaries to do so unless (i) immediately after giving effect thereto, no event shall have occurred and be continuing that constitutes an Event of Default, (ii) the consolidation or merger shall not materially and adversely affect the ability of the Borrower (or its successor by merger or consolidation as contemplated by this subsection (c)) to perform its obligations hereunder or under any other Loan Document, and (iii) in the case of any merger or consolidation to which the Borrower is a party, the Person formed by such consolidation or into which the Borrower shall be merged shall (1) assume the Borrower’s obligations under this Agreement and the other Loan Documents to which it is a party in a writing reasonably satisfactory in form and substance to the Administrative Agent and (2) be organized under the laws of a State of the United States or the District of Columbia. Without limiting the foregoing, (A) [reserved] and (B) the Borrower may transfer all or substantially all of its assets and liabilities to a newly-formed Person to which all or substantially all of the assets and liabilities of the Borrower are being transferred (which Person will become the Borrower hereunder and a wholly-owned Subsidiary of the existing Borrower), in each case, if (1) the surviving Person, transferee or Person otherwise specified above to become the Borrower hereunder assumes the Borrower’s obligations under this Agreement and the other Loan Documents pursuant to an instrument in form and substance reasonably satisfactory to the Administrative Agent, (2) the Reference Ratings of the surviving or resulting Borrower are not, after giving effect to such transactions, any lower than the Reference Ratings of the existing

Borrower immediately prior to the consummation of such transactions, unless the Reference Ratings of such surviving or resulting Borrower are at least BBB- and Baa3, and (3) the parties to such transaction deliver to the Administrative Agent certified copies of all corporate or limited liability, equity holder and Governmental Authority approvals required in connection with such transactions and legal opinions of counsel to such parties relating to such transactions and the assumption agreement described in clause (1) above; provided, however, that notwithstanding anything herein to the contrary, in no event shall (x) the Borrower or any Significant Subsidiary merge with or into or consolidate with or into any Unregulated Subsidiary or (y) the Borrower or any Significant Subsidiary transfer all or substantially all of its assets to an Unregulated Subsidiary. Notwithstanding the foregoing, nothing in this Section 5.03(c) shall restrict any merger or consolidation of any Unregulated Subsidiary in connection with any sale, transfer or other disposition of any equity interests in or assets of such Unregulated Subsidiary to any Person that is not an Affiliate of the Borrower in a transaction permitted under Section 5.03(a).
(d)Compliance with ERISA. (i) Enter into any nonexempt “prohibited transaction” (within the meaning of Section 4975 of the Code or Section 406 of ERISA) involving any Plan that may result in any liability of the Borrower to any Person that (in the opinion of the Majority Lenders) would reasonably be expected to have a Material Adverse Effect with respect to the Borrower or (ii) allow or suffer to exist any event or condition that results in any liability of the Borrower to the PBGC, any Plan, or any Multiemployer Plan that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Borrower.
(e)Use of Proceeds. Use the proceeds of any Borrowing for any purpose other than to finance working capital and other general corporate purposes of the Borrower and its Subsidiaries (which, for the avoidance of doubt, shall include intercompany loans and Loans by the Borrower to any of its Subsidiaries, including any Unregulated Subsidiary); provided, however, that the Borrower may not use such proceeds in connection with any Hostile Acquisition.
(f)Limitation on Cross-Default Provisions. Incur or permit any Significant Subsidiary to incur after the date hereof any Indebtedness, Commodity Trading Obligations or Hedging Obligations that shall or may become subject to acceleration, redemption or mandatory purchase prior to the stated maturity date of such Indebtedness or the stated or otherwise applicable date for performance of such Commodity Trading Obligations or Hedging Obligations, as the case may be, upon the occurrence of one or more events of default or credit events or similar events (howsoever designated) under any document or instrument evidencing any Indebtedness, Commodity Trading Obligations or Hedging Obligations of AESC or any of its Subsidiaries.
(g)Compliance with Anti-Corruption Laws and Sanctions. Request any Borrowing, or use, or permit any of the other Covered Entities and its or their respective directors, officers, employees and agents to use, the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, (iii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Country, or (iv) in any manner that would result in the violation of any Sanctions applicable to, or the imposition of any Sanctions on, any Covered Entity or, to the knowledge of the Borrower, any other party hereto.
(h)Equity Contributions. Make, or permit any Significant Subsidiary to make, any equity contributions to any Unregulated Subsidiary; provided, however, that this Section 5.03(h) shall not restrict or otherwise apply to (i) any such equity contributions that are required by Applicable Law or court order or (ii) any intercompany advances made to any Unregulated Subsidiary (including, without limitation, pursuant to the Unregulated Money Pool Agreement) that are recharacterized by a court or other Governmental Authority as equity contributions.
ARTICLE VI
EVENTS OF DEFAULT
SECTION 6.01.Events of Default.
If any of the following events shall occur and be continuing with respect to the Borrower (an “Event of Default”):
(a)(i) Any principal of any Loan shall not be paid by the Borrower when the same becomes due and payable, or (ii) any interest on any Loan or any fees or other amounts payable hereunder shall not be paid by the Borrower within three Business Days after the same becomes due and payable; or
(b)Any representation or warranty made by the Borrower (or any of its officers) in any Loan Document or in connection with any Loan Document shall prove to have been incorrect or misleading in any material respect when made; or
(c)(i) The Borrower shall fail to perform or observe any covenant set forth in Section 5.01(a)(i), Section 5.01(g)(i), Section 5.01(g)(xi)(B), Section 5.01(i), Section 5.02 or Section 5.03 on its part to be performed or observed, or (ii) the Borrower shall fail to perform or observe any other term, covenant or agreement (other than those covenants otherwise covered in clause (a) or (c)(i) of this Section 6.01) contained in this Agreement or any other Loan Document on its part to be performed or observed and such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or
(d)Any material provision of this Agreement or any other Loan Document shall at any time and for any reason cease to be valid and binding upon the Borrower, except pursuant to the terms thereof, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested in any manner by the Borrower or any Governmental Authority, or the Borrower shall deny in any manner that it has any or further liability or obligation under this Agreement or any other Loan Document; or
(e)The Borrower or any Significant Subsidiary of the Borrower shall fail to pay any principal of or premium or interest on any Indebtedness (other than Indebtedness of the Borrower under this Agreement but including, Indebtedness of its Significant Subsidiaries) that is outstanding in a principal amount in excess of $100,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; provided that, with respect to any Permitted Convertible Indebtedness, this clause (e) shall not apply to (x) any event that permits holders of such Permitted Convertible Indebtedness to convert such Permitted Convertible Indebtedness or (y) the conversion of such Permitted Convertible Indebtedness, in each case, into common stock of the Borrower (or other securities or property following a merger event, reclassification or other change of the common stock of the Borrower), cash (including in lieu of fractional shares of common stock of the Borrower) or a combination thereof in accordance with the terms thereof; or
(f)The Borrower or any Significant Subsidiary of the Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any Significant Subsidiary of the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition or arrangement with creditors, a readjustment of its debts, in each case under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted or acquiesced in by it), either such proceeding shall remain undismissed or unstayed for a period of 60 consecutive days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any Significant Subsidiary of the Borrower shall take any corporate action to authorize or to consent to any of the actions set forth above in this subsection (f); or
(g)Any judgment or order for the payment of money exceeding any applicable insurance coverage by more than $100,000,000 shall be rendered by a court of final adjudication against the Borrower or any Significant Subsidiary of the Borrower and either (i) valid enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
(h)Any Termination Event with respect to a Plan shall have occurred or the Borrower or any member of the Controlled Group as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan, and, 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender, such Termination Event (if correctable) shall not have been corrected, and, as applicable, (1) the actual liability in respect of such Termination Event to the Borrower would reasonably be expected to exceed $100,000,000, or (2) as a result of such complete or partial withdrawal from a Multiemployer Plan, the Borrower would reasonably be expected to incur withdrawal liability in an amount exceeding $100,000,000; or

(i)(i) (x) The Borrower shall fail to own directly or indirectly 50.1% or more of the issued and outstanding shares of common stock of FET or (y) the Borrower shall fail to own directly or indirectly 100% of the issued and outstanding shares of common stock of each other Significant Subsidiary (with any such failure set forth in clause (x) or (y) constituting an Event of Default with respect to the Borrower), (ii) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of the Borrower, entitled to vote in the election of directors; or (iii) commencing after the date of this Agreement, individuals who as of the date of this Agreement were directors shall have ceased for any reason to constitute a majority of the Board of Directors of the Borrower, unless the Persons replacing such individuals were nominated by the stockholders or the Board of Directors of the Borrower in accordance with the Borrower’s Organizational Documents (each a “Change of Control”); provided, however, that any Specified Disposition shall not constitute a Change of Control; or
(j)(i) Any indictment shall be issued against the Borrower or any of its Affiliates arising from a purported violation of any Anti-Corruption Law, or (ii) the Borrower or any of its Affiliates shall have entered into any deferred prosecution agreement (or similar agreement) with respect to a purported violation of any Anti-Corruption Law (other than the DPA); or
(k)The Borrower shall breach any of its obligations under the DPA, which breach results in an enforcement action including, but not limited to, the filing of any charging document, by any Governmental Authority, the imposition of penalties on the Borrower or the withdrawal from, or termination of, the DPA with respect to the Borrower;
then, and in any such event, the Administrative Agent shall at the request, or may with the consent, of the Majority Lenders, (i) by notice to the defaulting Borrower, declare the obligation of each Lender to make Loans to the Borrower to be terminated, whereupon the same shall forthwith terminate, and (ii) by notice to the Borrower, declare the Loans made to the Borrower and all other amounts payable under this Agreement and the other Loan Documents by the Borrower to be forthwith due and payable, whereupon such Loans and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or any Significant Subsidiary of the Borrower under the Bankruptcy Code, (A) the obligation of each Lender to make Loans to the Borrower shall automatically be terminated and (B) all Loans made to the Borrower, and all other amounts payable under this Agreement by the Borrower shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

ARTICLE VII
THE ADMINISTRATIVE AGENT
SECTION 7.01.Authorization and Action.
(a)Each Lender hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent under the Loan Documents and each Lender authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.
(b)As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender; provided, however, that the Administrative Agent shall not be required to take any action that the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders with respect to such action or is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Majority Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(c)In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i)the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether an Unmatured Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby; and
(ii)nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.
(d)The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
(e)None of the “Joint Lead Arrangers”, “Joint Bookrunners”, Co-Documentation Agents or the Syndication Agent shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.
(f)In case of the pendency of any proceeding with respect to the Borrower under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim under Sections 2.05, 2.08, 2.13, 2.16 and 8.05) allowed in such judicial proceeding; and
(ii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 8.05). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the obligations of the Borrower hereunder or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
(g)The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions.
SECTION 7.02.Administrative Agent’s Reliance, Limitation of Liability, Etc.
(a)Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of the Borrower to perform its obligations hereunder or thereunder.

(b)The Administrative Agent shall be deemed not to have knowledge of any notice of any of the events or circumstances set forth or described in Section 5.01 unless and until written notice thereof stating that it is a “notice under Section 5.01” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower, or notice of any Unmatured Default or Event of Default unless and until written notice thereof (stating that it is a “notice of an Unmatured Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower or a Lender. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into any statement, warranty or representation made in or in connection with any Loan Document, the contents of any certificate, report or other document delivered thereunder or in connection therewith, the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Unmatured Default or Event of Default, the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any liabilities, costs or expenses suffered by the Borrower, any Subsidiary or any Lender as a result of, any determination of any Outstanding Credits, any of the component amounts thereof or any portion thereof attributable to each Lender.
(c)Without limiting the foregoing, the Administrative Agent may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 8.08, may rely on the Register to the extent set forth in Section 8.08(c), may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by or on behalf of the Borrower in connection with this Agreement or any other Loan Document, in determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender sufficiently in Loan of the making of such Loan and shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
SECTION 7.03.Posting of Communications.
(a)The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(b)Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(c)THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY JOINT LEAD ARRANGER, ANY JOINT BOOKRUNNER, ANY CO-DOCUMENTATION AGENT, THE SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER, OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.
(d)Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such email address.
(e)Each of the Lenders, and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the

Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(f)Nothing herein shall prejudice the right of the Administrative Agent, any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
SECTION 7.04.The Administrative Agent Individually.
With respect to its Commitment and Loans, , the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender, as the case may be. The terms “Lenders”, “Majority Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, or as one of the Majority Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders.
SECTION 7.05.Successor Administrative Agent.
(a)The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.
(b)Notwithstanding paragraph (a) of this Section 7.05, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, and the Borrower, whereupon, on the date of effectiveness of such resignation stated

in such notice, the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and the Majority Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 8.05, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
SECTION 7.06.Acknowledgements of Lenders.
(a)Each Lender represents and warrants that the Loan Documents set forth the terms of a commercial lending facility, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in each case in the ordinary course of business, and is making the Loans hereunder as commercial loans in the ordinary course of its business and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender agrees not to assert a claim in contravention of the foregoing), it has, independently and without reliance upon the Administrative Agent, any “Joint Lead Arranger”, any “Joint Bookrunner”, any Co-Documentation Agent, the Syndication Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any “Joint Lead Arranger”, any “Joint Bookrunner”, any Co-Documentation Agent, the Syndication Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(b)Each Lender, by delivering its signature page to this Agreement on the Closing Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative

Agent or the Lenders on the Closing Date or the effective date of such Assignment and Assumption, as applicable.
(c) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 7.06(c) shall be conclusive, absent manifest error.
(ii)Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(iii)The Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower.
(iv)Each party’s obligations under this Section 7.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Loans and other obligations of the Borrower under any Loan Document.
(v)The Lenders acknowledge that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Borrower) between the Borrower and its Affiliates, on the one hand, and JPMorgan Chase Bank, N.A. and its Affiliates, on the other hand. Without limiting the foregoing, the Borrower or its Affiliates may provide information, including updates to previously provided information to JPMorgan Chase Bank, N.A. and/or its Affiliates acting in different capacities, including as Lender, joint lead bank, arranger or potential securities investor, independent of such entity’s role as administrative agent hereunder. The Lenders acknowledge that neither JPMorgan Chase Bank, N.A. nor its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender with any credit or other information concerning the Loans, the Lenders, the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent or any of its Affiliates in any capacity, including any information obtained by the Administrative Agent in the course of communications among the Administrative Agent and the Borrower, any Affiliate thereof or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Administrative Agent with one or more Lenders, or any formal or informal committee or ad hoc group of such Lenders, including at the direction of the Borrower.
(vi)The Borrower shall be liable to the Administrative Agent for any erroneous Payment not returned or paid to it by any Lender that receives such Payment pursuant to, and in accordance with, this Section 7.06, and agrees to indemnify and hold the Administrative Agent harmless from and against any and all liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing.
SECTION 7.07.Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Plans in connection with the Loans or the Commitments,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that none of the Administrative Agent, any “Joint Lead Arranger”, any “Joint Bookrunner”, any Co-Documentation Agent, the Syndication Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
(c)The Administrative Agent, each “Joint Lead Arranger”, each “Joint Bookrunner”, each Co-Documentation Agent and the Syndication Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Loan Documents may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
SECTION 7.08.Certain Investment Matters.
(a)Each Lender represents and warrants that in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws).
(b)The Administrative Agent represents and warrants that the motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operation of the Borrower.
ARTICLE VIII
MISCELLANEOUS
SECTION 8.01.Amendments, Etc.
Subject to Section 2.21(b) and except as otherwise expressly provided in Section 2.23, no amendment or waiver of any provision of this Agreement or any Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders (and notified to the Administrative Agent) and, in the case of any such amendment, the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders affected thereby (other than, in the case of clause (a), (f) or (g)(ii) below, any Defaulting Lender), do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase or extend the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) change any provision hereof in a manner that would alter the pro rata sharing of payments or the pro rata reduction of Commitments or Loans among the Lenders, (d) reduce the principal of, or interest (or rate of interest) on, the Loans or any fees or other amounts payable hereunder, (e) postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable hereunder, (f) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (g) waive or amend (i) this Section 8.01, (ii) the definition of “Majority Lenders” or (iii) the proviso contained in Section 8.07, (h) [reserved] or (i) subordinate the obligations hereunder or under the other Loan Documents, to any other Indebtedness or Liens (including, without limitations, Indebtedness issued under this Agreement); and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or Section 2.21; (ii) [reserved]; (iii) [reserved]; (iv) Section 8.08(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) this Agreement may be amended and restated without the consent of any Lender, or the Administrative Agent if, upon giving effect to such amendment and restatement, such Lender, or the Administrative Agent, as the case may be, shall no longer be a party to this Agreement (as so amended and restated) or have any Commitment or other obligation hereunder and shall have been paid in full all amounts payable hereunder to such Lender, or the Administrative Agent, as the case may be. Notwithstanding the foregoing, the Borrower and the Administrative Agent may amend this Agreement and the other Loan Documents without the consent of any Lender to the extent necessary (a) to cure any ambiguity, omission, mistake, error, defect or inconsistency (as determined by the Administrative Agent in its reasonable discretion) or (b) to make administrative changes of a technical or immaterial nature, provided, that, in each case, (x) such amendment does not adversely affect the rights of any Lender and (y) the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Majority Lenders stating that the Majority Lenders, as the case may be, object to such amendment.
SECTION 8.02.Notices, Etc.
(a)Unless specifically provided otherwise in this Agreement (and subject to paragraph (c) below), all notices and other communications provided for hereunder shall be in writing and delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or e-mail, if to the Borrower, to it in care of FE at its address at 76 South Main Street, Akron, Ohio 44308, Attention: Treasurer, Facsimile: (330) 384-3772; if to any Bank, at its Applicable Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Applicable Lending Office specified in the Assignment and Assumption pursuant to which it became a Lender; if to the Administrative Agent from the Borrower, to the address or addresses separately provided to the Borrower; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties.
(b)Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Electronic Platforms or Approved Borrower Portals, to the extent provided in paragraph (c) below, shall be effective as provided in said paragraph (c).
(c)Notices and other communications to the Borrower, the Lenders and the Administrative Agent hereunder may be delivered or furnished by using Approved Electronic Platforms or Approved Borrower Portals (as applicable), in each case, pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(d)Unless the Administrative Agent otherwise prescribes,  notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and  notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(e)Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.
SECTION 8.03.Borrower Communications.
(a)The Administrative Agent and the Lenders agree that the Borrower may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”).
(b)Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system), each of the Lenders, and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of the Borrower that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrower hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.
(c)THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATION, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER

PORTAL. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY “JOINT LEAD ARRANGER”, ANY “JOINT BOOKRUNNER”, ANY CO-DOCUMENTATION AGENT, THE SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”, AND EACH AN “APPLICABLE PARTY”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER, OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL, EXCEPT, BUT SUBJECT TO SECTION 8.05(C) IN THE CASE OF ANY APPLICABLE PARTY, TO THE EXTENT OF DIRECT OR ACTUAL DAMAGES (AND NOT ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES) THAT ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH APPLICABLE PARTY.
(d)Each of the Lenders and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(e)Nothing herein shall prejudice the right of the Borrower to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
SECTION 8.04.No Waiver; Remedies.
No failure on the part of any Lender, or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
SECTION 8.05.Costs and Expenses; Indemnification.
(a)The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, execution, delivery, syndication administration, modification and amendment of this Agreement, any Note, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent and with respect to advising the Administrative Agent as to their rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all reasonable out-of-pocket costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of counsel), incurred by the Administrative Agent, and the Lenders in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, any Note and the other documents to be delivered hereunder, including, without limitation, counsel fees and expenses in connection with the enforcement of rights under this Section 8.05(a). The Borrower’s obligations under this subsection (a) shall survive the repayment of all other amounts owing to the Lenders and the Administrative Agent under this Agreement and any Note and the termination of the Commitments.
(b)Except as otherwise expressly provided to the contrary herein, if any payment of principal of, or Conversion of, any Term Benchmark Loan (or, if applicable RFR Loan) is made other than on the last day of the Interest Period for such Loan (or, with respect to an RFR Loan, other than on the interest payment date applicable thereto pursuant to Section 2.08(c)), as a result of a payment or Conversion pursuant to Section 2.11 or 2.14 or a prepayment pursuant to Section 2.12 or acceleration of the maturity of any amounts owing hereunder pursuant to Section 6.01 or upon an assignment made upon demand of the Borrower pursuant to Section 2.22(b) or for any other reason, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by any Lender to fund or maintain such Loan. The Borrower’s obligations under this subsection (b) shall survive the repayment of all other amounts owing to the Lenders and the Administrative Agent under this Agreement and any Note and the termination of the Commitments.
(c)The Borrower hereby agrees to indemnify and hold each Lender, the Administrative Agent and their respective Related Parties (each, an “Indemnified Person”) harmless from and against any and all claims, damages, liabilities, obligations, losses, penalties, costs or expenses (including reasonable attorney’s fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or is otherwise subjected to judicial or legal process arising from any such proceeding) that any of them may incur or that may be claimed against any of them by any Person (including the Borrower) by reason of or in connection with or arising out of any investigation, litigation or proceeding related to the Commitments hereunder and any use or proposed use by the Borrower of the proceeds of any Borrowing, except to the extent such claim, damage, liability, obligation, loss, penalty, cost or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence or willful misconduct. The Borrower’s obligations under this Section 8.05(c) shall survive (x) the repayment of all amounts owing to the Lenders, and the Administrative Agent under this Agreement and any Note, (y) the termination of the Commitments, and (z) the termination of this Agreement. If and to the extent that the obligations of the Borrower under this Section 8.05(c) are unenforceable for any reason, the Borrower agrees to make the maximum payment in satisfaction of such obligations that are not unenforceable that is permissible under Applicable Law or, if less, such amount that may be ordered by a court of competent jurisdiction.

(d)To the extent permitted by law, the Borrower also agrees not to assert any claim against any Indemnified Person on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) in connection with, arising out of, or otherwise relating to this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.
(e)This Section 8.05 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
SECTION 8.06.Right of Set-off.
Upon the occurrence and during the continuance of any Event of Default each Lender and is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, excluding, however, any payroll accounts maintained by the Borrower with such Lender if and to the extent that such Lender shall have expressly waived its set-off rights in writing in respect of such payroll account) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and any Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 8.06 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.
SECTION 8.07.Binding Effect.
This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, and each Lender and their respective successors and permitted assigns; provided, that the Borrower shall not have the right to assign their rights or obligations hereunder or any interest herein except (x) with the prior written consent of each Lender (and any such assignment (other than any assignment pursuant to the following clause (y)) without such consent shall be null and void ab initio) or (y) pursuant to Section 5.03(c).
SECTION 8.08.Assignments and Participations.
(a)Successors and Assigns Generally. No Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section 8.08, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 8.08, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section 8.08, or (iv) to an SPC in accordance with the provisions of subsection (g) of this Section 8.08 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 8.08 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in subsection (b)(i)(B) of this Section 8.08 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in subsection (b)(i)(A) of this Section 8.08, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if the “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, or an integral multiple of $1,000,000 in excess thereof, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by giving written notice to the Administrative Agent within five Business Days after having received notice thereof.
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section 8.08 and, in addition:
(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an

Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless they shall object thereto by giving written notice to the Administrative Agent within five (5) Business Days after having received notice thereof, and provided, further, that the Borrower’s consent shall not be required during the primary syndication hereof; and
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and the tax forms required by Section 2.16(g).
(v)No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).
(vi)No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or to a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).
(vii)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 8.08, from and after the effective date specified in each Assignment and

Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.13, 2.16 and 8.05 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties and subject to Section 8.16, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 8.08.
(c)Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, or the Administrative Agent, sell participations to any Person (other than a Person described in Section 8.08(b)(v) or (vi)) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (a) through (g) of Section 8.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.16 and 8.05(b) (subject to the requirements and limitations therein, including the requirements under Section 2.16(g) (it being understood that the documentation required under Section 2.16(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 8.08; provided that such Participant (A) agrees to be subject to the provisions of Section 2.22 as if it were an assignee under subsection (b) of this Section 8.08 and

(B) shall not be entitled to receive any greater payment under Section 2.13 or 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent (x) such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation or (y) the sale to such Participant is made with the Borrower’s prior written consent. Each Lender that sells a participation to any Participant agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.22(b) with respect to such Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.06 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.17 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)Disclosure of Certain Information. Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.08, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, that prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender.
(g)Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.15(e). Each party hereto hereby agrees that (A) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 2.13), (B) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (C) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (1) with notice to, but without prior consent of, the Borrower and the Administrative Agent and with the payment of a processing fee in the amount of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (2) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC.
SECTION 8.09.Governing Law.
THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 8.10.Consent to Jurisdiction; Waiver of Jury Trial.
(a)To the fullest extent permitted by law, the Borrower hereby irrevocably (i) submits to the exclusive jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan, New York City and any appellate court from any thereof in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, and (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such Federal court. The Borrower hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower also irrevocably consents, to the fullest extent permitted by law, to the service of any and all process in any such action or proceeding by the mailing by certified mail of copies of such process to the Borrower at its address specified in Section 8.02. The Borrower agrees, to the fullest extent permitted by law, that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)THE BORROWER, THE ADMINISTRATIVE AGENT, AND THE LENDERS HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.
SECTION 8.11.Severability.
Any provision of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.
SECTION 8.12.Entire Agreement.
This Agreement and the Notes issued hereunder constitute the entire contract among the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement, except (i) as expressly agreed in any such previous agreement and (ii) for the Fee Letter. Except as is expressly provided for herein, nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.
SECTION 8.13.Execution in Counterparts; Electronic Execution.
This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import in any Loan Document shall in each case be deemed to include Electronic Signatures, signatures exchanged by electronic transmission, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart.
SECTION 8.14.USA PATRIOT Act Notice.
Each Lender that is subject to the Patriot Act, and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower pursuant to the requirements of the Patriot Act that it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender, or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.
SECTION 8.15.No Fiduciary Duty.

The Administrative Agent, each Lender and their respective Affiliates (collectively, the “Credit Parties”), may have economic interests that conflict with those of the Borrower, its stockholders and/or its affiliates. The Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Credit Party, on the one hand, and the Borrower, its stockholders or its affiliates, on the other. The Borrower acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Credit Parties, on the one hand, and the Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Credit Party has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Credit Party has advised, is currently advising or will advise the Borrower, its stockholders or its Affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (y) each Credit Party is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, stockholders, creditors or any other Person. The Borrower acknowledges and agrees that it has consulted its own legal, regulatory, tax, accounting and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Credit Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.
SECTION 8.16.Acknowledgment and Consent to Bail-In of Affected Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any of the parties hereto, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
SECTION 8.17.Treatment of Certain Information; Confidentiality.
Each of the Administrative Agent, the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and its Related Parties, including, without limitation, their respective accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 8.17, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or insurance transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 8.17 or (y) becomes available to the Administrative Agent, any Lender, or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower; in the event of any required disclosure by the Administrative Agent, any Lender under clause (c) above, the Administrative Agent or such Lender, agrees to use reasonable efforts to inform the Borrower as promptly as practicable to the extent legally permitted to do so. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors and similar service providers to the lending industry, such information to consist of deal terms and other information customarily found in Gold Sheets and similar industry publications.
For purposes of this Section 8.17, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any Subsidiary of the Borrower or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower or such Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary of the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 8.17 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

For the avoidance of doubt, nothing in this Section 8.17 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 8.17 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.
EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH) FURNISHED TO IT BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, REQUESTS FOR WAIVERS AND AMENDMENTS) MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS AFFILIATES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
[Signatures to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
FIRSTENERGY CORP.

By   /s/ Steven R. Staub
Name: Steven R. Staub
Title: Vice President and Treasurer
    [Signature Page to FE Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Bank

By   /s/ Eduardo Lopez Peiro
Name: Eduardo Lopez Peiro
Title: Vice President

    [Signature Page to FE Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Bank

By    /s/ Anna Bartholomew
Name: Anna Bartholomew
Title: Vice President

    [Signature Page to FE Credit Agreement]

BARCLAYS BANK PLC, as a Bank

By   /s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director

    [Signature Page to FE Credit Agreement]

BANK OF AMERICA, N.A., as a Bank

By   /s/ John M. Eyerman
Name: John M. Eyerman
Title: Director

    [Signature Page to FE Credit Agreement]

KEYBANK NATIONAL ASSOCIATION, as a Bank

By   /s/ Peter Moshier
Name: Peter Moshier
Title: Vice President

    [Signature Page to FE Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Bank

By  /s/ Michael E. Temnick
Name: Michael E. Temnick
Title: Senior Vice President

    [Signature Page to FE Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Bank

By   /s/ Whitney Shellenberg
Name: Whitney Shellenberg
Title: Executive Director
    [Signature Page to FE Credit Agreement]

SCHEDULE I
List of Commitments and Lending Offices

Lender	Commitment Amount	Lending Office

JPMorgan Chase Bank, N.A.	$125,000,000	500 Stanton Christiana Road, NCC5 Newark, DE 19713-2105 Contact: Eric Ludman Phone: (302) 455-4163 Email: eric.ludman@jpmorgan.com
PNC Bank, National Association	$125,000,000	300 Fifth Avenue Pittsburgh, PA 15222 Contact: Montreal Phillips, Loan Support Analyst Phone: (440) 546-9431 Email: Montreal.Phillips@pnc.com
Barclays Bank PLC	$100,000,000	745 Seventh Avenue, 7th Floor New York, NY 10019 Contact: JiYeon Park Phone: 201-499-4811 Email: jiyeon.park@barclays.com
Bank of America, N.A.	$100,000,000	Bank of America Tower - Charlotte NC1-030-24-02 620 S Tryon St Charlotte, NC 2825 Contact: John Eyerman Phone: (980) 683-0063 Email: john.eyerman@bofa.com

    II-1

KeyBank National Association	$100,000,000	127 Public Square Cleveland, OH 44114 Contact: Renee Bonnell Phone: (216) 689-7729 Email: renee.bonnell@key.com; KAS_servicing@keybank.com

U.S. Bank National Association	$100,000,000	400 City Center Oshkosh, WI 54901 Contact: CLS Syndication Services Phone: 920-237-7601 Email: CLSSyndicationServicesteam@usbank.com

Wells Fargo Bank, National Association	$100,000,000	550 S Tryon Street, 11th Floor Charlotte, NC 28202 Contact: Patrick Engel Phone: (704) 374-2385 Email: patrick.d.engel@wellsfargo.com
TOTAL	$750,000,000.00

    II-2

    IV-1

EXHIBIT A
Form of Assignment and Assumption
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit and guarantees included in such facilities), and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to
1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3 Select as appropriate.
4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

[the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.
1.    Assignor[s]:    ________________________________
______________________________
[Assignor [is] [is not] a Defaulting Lender]
2.    Assignee[s]:            ______________________________
______________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]
3.    Borrower:    FirstEnergy Corp.
4.    Administrative Agent:    JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.    Credit Agreement:    The $750,000,000 Credit Agreement, dated as of [April 28], 2026, among FirstEnergy Corp., as Borrower, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent
6.    Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Aggregate Amount of Commitment/Loans for all Lenders[7]	Amount of Commitment/Loans Assigned[8]	Percentage Assigned of Commitment/ Loans[8]	CUSIP Number
		$	$	%
		$	$	%
		$	$	%

[7.    Trade Date:    ______________]9
Effective Date: _____________ ___, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
5 List each Assignor, as appropriate.
6 List each Assignee, as appropriate.
7 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
8 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
9 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR[S]10

[NAME OF ASSIGNOR]

By______________________________
Name:
Title:

[NAME OF ASSIGNOR]

By______________________________
Name:
Title:

ASSIGNEE[S]11

[NAME OF ASSIGNEE]

By:______________________________
Name:
Title:

[NAME OF ASSIGNEE]

By:______________________________
Name:
Title:
[Consented to and]12 Accepted:
JPMORGAN CHASE BANK, N.A., as
Administrative Agent
By: _________________________________
Name:
Title:
Consented to:
[FIRSTENERGY CORP.] 13

10 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
11 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
12 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
13 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

By: _________________________________
Name:
Title:

ANNEX 1
$750,000,000 Credit Agreement, dated as of [April 28], 2026, among FirstEnergy Corp., as Borrower, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 8.08(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 8.08(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01(g) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is not a U.S. Person, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement (including pursuant to Section 2.16(g) of the Credit Agreement), duly completed and executed by [the][such] Assignee; (b)

appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (c) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B
Form of Note
PROMISSORY NOTE
U.S.$[______________]    _______ __, 20__
FOR VALUE RECEIVED, the undersigned, FIRSTENERGY CORP., an Ohio corporation (the “Borrower”), HEREBY PROMISES TO PAY to [_____________] (the “Lender”) for the account of its Applicable Lending Office (such term and other capitalized terms herein being used as defined in the Credit Agreement referred to below), or its registered assigns, the principal sum of U.S.$[______________] or, if less, the aggregate principal amount of the Loans made by the Lender to the Borrower pursuant to the Credit Agreement outstanding on the Maturity Date, payable on the Maturity Date.
The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.
Both principal and interest are payable in lawful money of the United States of America to JPMorgan Chase Bank, N.A., as Administrative Agent, at [INSERT PAYMENT ADDRESS], in same day funds. Each Loan made by the Lender to the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.
This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of [April 28], 2026 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the banks named therein and the other Lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders thereunder. The Credit Agreement, among other things, (i) provides for the making of Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Loan being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.
The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.
THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

FIRSTENERGY CORP.
    B-1

By
Name:
Title:

    B-2

EXHIBIT C
[RESERVED]

    C-1

EXHIBIT D
[RESERVED]

    D-1

EXHIBIT E-1
Form of U.S. Tax Compliance Certificate
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the $750,000,000 Credit Agreement, dated as of [April 28], 2026 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FirstEnergy Corp. (the “Borrower”), the Lenders named therein and party thereto from time to time, JPMorgan Chase Bank, N.A., as Administrative Agent, and party thereto from time to time.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:_____________________________
Name:
Title:
Date: ________ __, 20[ ]
    E-1-1

EXHIBIT E-2
Form of U.S. Tax Compliance Certificate
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the $750,000,000 Credit Agreement, dated as of [April 28], 2026 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FirstEnergy Corp. (the “Borrower”), the Lenders named therein and party thereto from time to time, JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:_____________________________
Name:
Title:
Date: ________ __, 20[ ]
    E-2-1

EXHIBIT E-3
Form of U.S. Tax Compliance Certificate
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the $750,000,000 Credit Agreement, dated as of [April 28], 2026 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FirstEnergy Corp. (the “Borrower”), the Lenders named therein and party thereto from time to time, JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICPANT]
By:_____________________________
Name:
Title:
Date: ________ __, 20[ ]
    E-3-1

EXHIBIT E-4
Form of U.S. Tax Compliance Certificate
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the $750,000,000 Credit Agreement, dated as of [April 28], 2026 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among FirstEnergy Corp. (the “Borrower”), the Lenders named therein and party thereto from time to time, JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to each Borrowing pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or an IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:_____________________________
Name:
Title:
Date: ________ __, 20[ ]
    E-4-1

    E-4-2